Exhibit 4.1

NXP B.V.

NXP FUNDING LLC

NXP USA, INC.

as Issuers

NXP SEMICONDUCTORS N.V.

as Guarantor

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

$1,000,000,000 2.650% SENIOR NOTES DUE 2032

$500,000,000 3.125% SENIOR NOTES DUE 2042

$500,000,000 3.250% SENIOR NOTES DUE 2051

SENIOR INDENTURE

Dated as of November 30, 2021

i

Appendix A	Provisions Relating to the Notes
Exhibit A-1	Form of 2.650% Senior Notes Due 2032
Exhibit A-2	Form of 3.125% Senior Notes Due 2042
Exhibit A-3	Form of 3.250% Senior Notes Due 2051
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Officer’s Compliance Certificate

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08; 7.10
311(a)	7.12
(b)	7.12
312(a)	2.06
(b)	11.02
(c)	11.02
313(a)	7.06
(b)	7.06
(c)	7.06
(d)	7.06
314(a)	4.08; 4.09
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
315(a)	7.01
(b)	7.05; 11.03
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	11.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	9.02
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

INDENTURE dated as of November 30, 2021, among NXP B.V. (the “Company”), NXP Funding LLC, a Delaware limited liability company (“NXP Funding”) and NXP USA, Inc., a Delaware corporation (“NXP USA”, and together with NXP Funding and the Company, the “Issuers” and each an “Issuer”), the Parent (as defined herein) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

This Indenture is subject to, and will be governed by, the provisions of the TIA that are required to be a part of and govern indentures under the TIA, except as otherwise set forth herein.

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions

“2032 Notes” means the Original 2032 Notes, the Exchange Notes issued in exchange for the Original 2032 Notes and the Additional 2032 Notes, if any, issued by the Issuers pursuant to this Indenture.

“2042 Notes” means the Original 2042 Notes, the Exchange Notes issued in exchange for the Original 2042 Notes and the Additional 2042 Notes, if any, issued by the Issuers pursuant to this Indenture.

“2051 Notes” means the Original 2051 Notes, the Exchange Notes issued in exchange for the Original 2051 Notes and the Additional 2051 Notes, if any, issued by the Issuers pursuant to this Indenture.

“actual knowledge” of any Trustee shall be construed to mean that such Trustee shall not be charged with knowledge (actual or otherwise) of the existence of facts that would impose an obligation on it to make any payment or prohibit it from making any payment unless a Responsible Officer of such Trustee has received written notice that such payments are required or prohibited by this Indenture in which event the Trustee shall be deemed to have actual knowledge within one Business Day of receiving that notice.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Liens” means, in connection with any Sale and Leaseback Transaction, the lesser of (i) the fair market value of the assets subject to such Sale and Leaseback Transaction, as determined by an Officer or the Board of Directors in good faith, and (ii) the present value (discounted at a rate per annum equal to the average interest payable under the Notes under this Indenture compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Below Investment Grade Rating Event” means, with respect to the Notes of a series, the rating on such series of Notes is lowered in respect of a Change of Control and such series of Notes is rated below an Investment Grade Rating by two of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of such series of Notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Parent or the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Parent or the Company shall request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

“Board of Directors” means (1) with respect to the Parent, the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors (excluding employee representatives, if any) on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in London, United Kingdom, or New York, New York, United States are authorized or required by law to close; provided, however, that for any payments to be made under this Indenture, such day shall also be a day on which the second generation Trans-European Automated Real-time Gross Settlement Express Transfer (“TARGET2”) payment system is open for the settlement of payments.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means:

(1)

the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the U.S. Exchange Act) becoming the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the U.S. Exchange Act) of more than 50% of the Voting Stock of the Company (or its successor); provided, however, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (x) the Company becomes a direct or indirect wholly owned subsidiary of a holding company (including the Parent) and (y)(i) the direct or indirect holders of the Voting Stock of such holding company (including the Parent) immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” of related persons (other than a holding company (including the Parent) satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company (including the Parent); or

(2)

the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to a Person, other than (x) where the Company is the surviving entity following such sale, lease, transfer, conveyance or other disposition, (y) a Subsidiary or (z) any such sale, lease, transfer, conveyance or other disposition where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or parent entity thereof immediately after giving effect to such transaction.

“Change of Control Triggering Event” means, with respect to the Notes, the occurrence of a Change of Control together with a Below Investment Grade Rating Event.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the Parent’s most recent consolidated balance sheet, prepared in accordance with GAAP, less all current liabilities as shown on such balance sheet, and Intangible Assets.

“Credit Facility” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the Revolving Credit Agreement or commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the Revolving Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than dollars, at any time of determination thereof by the Company or the Trustee, the amount of dollars obtained by converting such currency other than dollars involved in such computation into dollars at the spot rate for the purchase of dollars with the applicable currency other than dollars as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by an Officer or the Board of Directors) on the date of such determination.

“Exchange Notes” means, with respect to the Original Notes, notes issued in exchange for the Original Notes pursuant to the terms of the Registration Rights Agreement or, with respect to any Additional Notes, notes issued in exchange for such Additional Notes pursuant to the terms of a registration rights agreement among the Issuers and the initial purchasers of such Additional Notes.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Existing Issuers” means the Company and NXP Funding.

“Existing Notes” means, collectively, the Existing Issuers’ dollar-denominated 3.875% Senior Notes due 2022, dollar-denominated 4.625% Senior Notes due 2023, dollar-denominated 4.875% Senior Notes due 2024, dollar-denominated 2.700% Senior Notes due 2025, dollar-denominated 5.350% Senior Notes due 2026, dollar-denominated 3.875% Senior Notes due 2026, dollar-denominated 3.150% Senior Notes due 2027, dollar-denominated 5.550% Senior Notes due 2028, dollar-denominated 4.300% Senior Notes due 2029, dollar-denominated 3.400% Senior Notes due 2030, dollar-denominated 2.500% Senior Notes due 2031 and dollar denominated 3.250% Senior Notes due 2041.

“Fair market value” may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Parent setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Fitch” means Fitch Ratings Limited or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in this Indenture, all ratios and calculations based on GAAP contained in this Indenture shall be computed in accordance with GAAP. At any time after the Issue Date, the Company may elect to establish that GAAP shall mean the GAAP as in effect on or prior to the date of such election, provided that any such election, once made, shall be irrevocable. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided elsewhere in this Indenture), including as to the ability of the Company to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Company may only make such election if it also elects to report any subsequent financial reports required to be made by the Company, including pursuant to Section 13 or Section 15(d) of the U.S. Exchange Act, in IFRS. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the Parent.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication), (a) indebtedness of such Person for borrowed money, including indebtedness evidenced by bonds, debentures, notes or other similar instruments, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP, and (b) all Indebtedness of others guaranteed by such Person.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amounts of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, and (other than with respect to guarantees of Indebtedness specified in clause (b) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)	contingent obligations Incurred in the ordinary course of business;

(ii)

in connection with the purchase by a Person of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; or

(iii)

for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.

“Intangible Assets” means the value (net of applicable reserves), as shown on or reflected in the Parent’s most recent consolidated balance sheet, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational and development costs, (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized) and (iv) unamortized debt discount and expenses, less unamortized premium.

“interest” means, with respect to the Notes, interest and Additional Interest.

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent), and (iii) with respect to Fitch, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means November 30, 2021.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the U.S. Exchange Act.

“Note Documents” means the Notes (including Additional Notes) and this Indenture.

“Note Guarantee” has the meaning given to such term in Section 10.01.

“Notes” means, collectively, the 2032 Notes, the 2042 Notes and the 2051 Notes.

“Obligors” means, collectively, the Issuers and the Parent.

“Offering Memorandum” means the offering memorandum of the Issuers dated as of November 15, 2021 in connection with the offering and sale of the Notes.

“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The legal counsel may be an employee of or counsel to the Parent or its Subsidiaries.

“Original 2032 Notes” means the $1,000,000,000 aggregate principal amount of the 2.650% Senior Notes due 2032 of the Issuers issued under this Indenture on the Issue Date.

“Original 2042 Notes” means the $500,000,000 aggregate principal amount of the 3.125% Senior Notes due 2042 of the Issuers issued under this Indenture on the Issue Date.

“Original 2051 Notes” means the $500,000,000 aggregate principal amount of the 3.250% Senior Notes due 2051 of the Issuers issued under this Indenture on the Issue Date.

“Original Notes” means, collectively, the Original 2032 Notes, the Original 2042 Notes and the Original 2051 Notes.

“Parent” means NXP Semiconductors N.V. or any successor thereto.

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Liens” means, with respect to any Person:

(1)

Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time the Company or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or any Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(2)

Liens on assets or property of the Company or any Subsidiary securing Indebtedness or other obligations of the Company or such Subsidiary owing to the Company or another Subsidiary, or Liens in favor of the Company or any Subsidiary;

(3)	Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously permitted to be secured under this Indenture;

(4)	Liens on assets or property of the Company or any Subsidiary securing hedging obligations; and

(5)

other Liens (including successive extensions, renewals, alterations or replacements thereof) not excepted by clauses (1) through (3) above, provided that after giving effect thereto the aggregate principal amount of the Secured Indebtedness of the Company and its Significant Subsidiaries secured by such Liens does not exceed the greater of (A) $1,250 million and (B) 15% of the Consolidated Net Tangible Assets, in each case after giving effect to such Incurrence and the application of the proceeds therefrom.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal Property” means property, plant and equipment owned by the Company or any Significant Subsidiary, provided that the book value of such property is an amount greater than 1.00% of Consolidated Net Tangible Assets.

“Rating Agencies” means each of Moody’s, S&P and Fitch or any of their respective successors, provided that, if any of Moody’s, S&P and Fitch or all of them shall cease rating the Notes (for reasons outside the control of the Company), the Company shall select any other Nationally Recognized Statistical Rating Organization.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary of the Company and Indebtedness of any Subsidiary of the Company that refinances Indebtedness of the Company or another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)

if the Indebtedness being refinanced constitutes Subordinated Indebtedness, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final Stated Maturity of the Indebtedness being refinanced or, if shorter, the applicable series of Notes;

(2)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and costs, expenses and fees Incurred in connection therewith); and

(3)

if the Indebtedness being refinanced is expressly subordinated to the applicable series of Notes, such Refinancing Indebtedness is subordinated to such Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

provided, however, that Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge or repayment of any such Credit Facility or other Indebtedness.

“Registration Rights Agreement” means the Registration Rights Agreement related to the Original Notes, dated as of the Issue Date, among the Issuers, the Parent and the initial purchasers named therein and, with respect to any Additional Notes, one or more registration rights agreements between the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such individual’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Revolving Credit Agreement” means the revolving credit agreement entered into on June 11, 2019 by, among others, the Company and NXP Funding, as borrowers, Barclays Bank PLC, as administrative agent, the lenders and letter of credit issuers from time to time party thereto, and the other parties thereto, as may be amended, supplemented or otherwise modified from time to time, and any Refinancing Indebtedness in respect thereto.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Sale and Leaseback Transaction” means an arrangement relating to any Principal Property owned by the Company or a Significant Subsidiary on the Issue Date or thereafter acquired by the Company or a Significant Subsidiary whereby the Company or a Significant Subsidiary transfers such property to a Person and the Company or a Significant Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness secured by a Lien and any Attributable Lien.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Significant Subsidiary” means any Subsidiary that meets any of the following conditions:

(1)

the Company’s and its Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the Total Assets of the Parent and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year;

(2)

the Company’s and its Subsidiaries’ proportionate share of the Total Assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the Total Assets of the Parent and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or

(3)

the Company’s and its Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exclusive of any amounts attributable to any non-controlling interests exceeds 10% of such income of the Company and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.

“Stated Maturity” means, with respect to any indebtedness or security, the date specified in such indebtedness or security as the fixed date on which the payment of principal of such indebtedness or security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to any Person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)	any partnership, joint venture, limited liability company or similar entity of which:

(a)

more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Subsidiary of the Parent that Guarantees the Notes.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties, assessments and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed or levied by any government or other taxing authority.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means the consolidated total assets of the Parent and its Subsidiaries in accordance with GAAP as shown on the most recent consolidated balance sheet of the Parent.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by an Officer or the Board of Directors in good faith)) most nearly equal to the period from the redemption date to November 15, 2031 (the date three months prior to the maturity date of the 2032 Notes), with regard to the 2032 Notes, August 15, 2041 (the date six months prior to the maturity date of the 2042 Notes), with regard to the 2042 Notes or May 30, 2051 (the date six months prior to the maturity date of the 2051 Notes), with regard to the 2051 Notes; provided, however, that if the period from the redemption date to November 15, 2031 (the date three months prior to the maturity date of the 2032 Notes), with regard to the 2032 Notes, August 15, 2041 (the date six months prior to the maturity date of the 2042 Notes), with regard to the 2042 Notes or May 30, 2051 (the date six months prior to the maturity date of the 2051 Notes), with regard to the 2051 Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Uniform Commercial Code” means the New York Uniform Commercial Code.

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means a Subsidiary of the Company or the Parent, as applicable, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than the Company or the Parent, as applicable, or another Wholly Owned Subsidiary) is owned by the Company or the Parent, as applicable, or another Wholly Owned Subsidiary.

SECTION 1.02. Other Definitions

Term	Defined in Section
“Additional 2032 Notes”	2.01
“Additional 2042 Notes”	2.01
“Additional 2051 Notes”	2.01
“Additional Amounts”	4.02(a)
“Additional Notes”	2.01
“Agent Members”	Appendix A
“Applicable Law”	11.15
“Applicable Procedures”	Appendix A
“Authorized Agent”	11.10
“Company”	Preamble
“covenant defeasance option”	8.01(b)
“defeasance trust”	8.02(a)(1)
“Definitive Note”	Appendix A
“Event of Default”	6.01(a)
“Global Note Legend”	Appendix A
“Guaranteed Obligations”	10.01(a)
“Issuers”	Preamble
“legal defeasance option”	8.01(b)
“Notes Custodian”	Appendix A
“Offer to Purchase”	4.03(a)

Term	Defined in Section
“Offer Expiration Date”	4.03(c)
“Paying Agent”	2.04(a)
“Payor”	4.02(a)
“Permitted Payments”	4.06(c)
“Private Placement Legend”	Appendix A
“protected purchaser”	2.08
“purchase date”	4.03(c)
“Purchase Price”	4.03(c)
“QIB”	Appendix A
“Qualified Institutional Buyer”	Appendix A
“Regulation S”	Appendix A
“Regulation S Notes”	Appendix A
“Relevant Taxing Jurisdiction”	4.02(a)(3)
“Registrar”	2.04(a)
“Restricted Period”	Appendix A
“Restricted Notes Legend”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Notes”	Appendix A
“Successor Company”	5.01(a)(1)
“Successor Parent”	5.03(a)(1)
“Transfer Agent”	2.04(a)
“Transfer Restricted Notes”	Appendix A
“Trustee”	Preamble

SECTION 1.03. Incorporation by Reference of TIA

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes and the Note Guarantee.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Issuers, the Parent and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof; and

(g) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness.

ARTICLE 2

The Notes

SECTION 2.01. Issuable in Series

The 2032 Notes are a single series and shall be substantially identical except as to denomination. The 2042 Notes are a single series and shall be substantially identical except as to denomination. The 2051 Notes are a single series and shall be substantially identical except as to denomination. Additional Notes issued after the Issue Date may be issued in one or more series. The Issuers may, without the consent of the Holders, increase the principal amount of the 2032 Notes, the 2042 Notes and/or the 2051 Notes by issuing additional 2032 Notes (“Additional 2032 Notes”), additional 2042 Notes (“Additional 2042 Notes”) and/or additional 2051 Notes (“Additional 2051 Notes”, together with the Additional 2032 Notes and the Additional 2042 Notes, the “Additional Notes”), as applicable, in the future on the same terms and conditions, except for any differences in the issue price, the interest (whether accrued prior to the issue date of the Additional Notes or otherwise) or the maturity. The Additional Notes will have the same CUSIP number as the 2032 Notes, the 2042 Notes or the 2051 Notes, as applicable, provided that any Additional Notes that are not fungible with the 2032 Notes, the 2042 Notes or the 2051 Notes, as applicable, for U.S. federal income tax purposes will be issued under a separate CUSIP number.

With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08, 2.09, 2.10 or 3.06 or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Company and (b)(i) set forth or determined in the manner provided in an Officer’s Certificate of the Company or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) whether such Additional Notes shall be issued as part of a new or existing series of Notes and the title of such Additional Notes (which shall distinguish the Additional Notes of the series from Notes of any other series);

(2) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the same series pursuant to Sections 2.07, 2.08, 2.09, 2.10 or 3.06 or Appendix A and except for Notes which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

(3) the date or dates on which the principal of any such Additional Notes is payable, or the method by which such date or dates shall be determined or extended;

(4) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue, the rate or rates at which such Additional Notes shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates on which such interest shall be payable and the record date, if any, for the interest payable on any interest payment date;

(5) the period or period within the date or dates on which, the price or prices at which and the terms and conditions upon which any such Additional Notes may be redeemed, in whole or in part, at the option of the Issuers; and

(6) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by an Officer’s Certificate and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate of the Company or the indenture supplemental hereto setting forth the terms of the Additional Notes.

This Indenture is unlimited in aggregate principal amount. The Original Notes and, if issued, any Additional Notes will be treated as a single class for all purposes under this Indenture, including with respect to voting, waivers, amendments, redemptions and offers to purchase, except as otherwise specified with respect to a new series of Additional Notes.

SECTION 2.02. Form and Dating

Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Notes and (b) any Additional Notes (if issued as Transfer Restricted Notes) shall each be substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable (in the event of Additional Notes, with such changes as may be required to reflect any differing terms), which are hereby incorporated in and expressly made a part of this Indenture. Any Additional Notes issued other than as Transfer Restricted Notes shall each be substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable (without the Restricted Notes Legend), which are hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company and the Trustee. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form and only in minimum denominations of $2,000 and whole multiples of $1,000 in excess thereof.

SECTION 2.03. Execution and Authentication

One Officer shall sign the Notes for each Issuer by manual, facsimile or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee or an authentication agent manually or electronically signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee or an authentication agent shall authenticate and make available for delivery Notes as set forth in Appendix A following receipt of an authentication order signed by an Officer of each Issuer directing the Trustee or an authentication agent to authenticate such Notes.

The Trustee may appoint an authentication agent reasonably acceptable to the Issuers to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authentication agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authentication agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Notwithstanding the above provisions, facsimile, documents executed, authenticated, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed manual signatures for purposes of this Indenture, Notes and other related documents and all matters and instruments, agreements, documents and certificates related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as manual signatures.

The parties agree that this Indenture, the Notes or any other related document or any instrument, agreement, document or certificate necessary for the consummation of the transactions contemplated by this Indenture, the Notes or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (the “Executed Documentation”) may be accepted, executed, authenticated or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed, authenticated or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed, and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto.

When the Trustee acts on any Executed Documentation sent by electronic transmission, except where due to bad faith, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

SECTION 2.04. Registrar, Transfer Agent and Paying Agent

(a) The Issuers shall maintain a registrar (the “Registrar”) and a transfer agent in the Borough of Manhattan, City of New York where Notes may be presented for transfer or exchange (the “Transfer Agent”) and for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes of their transfer and exchange. The Issuers initially appoint Deutsche Bank Trust Company Americas, in the Borough of Manhattan, City of New York, who has accepted such appointment, as Paying Agent for the Notes. The Issuers initially appoint Deutsche Bank Trust Company Americas, in the Borough of Manhattan, City of New York, who has accepted such appointment, as Registrar and Transfer Agent. Deutsche Bank Trust Company Americas will act as Registrar, Transfer Agent and Paying Agent in connection with the Global Notes with respect to the Notes settled through DTC.

(b) The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to or appointed under this Indenture. Such agreement shall implement the provisions of this Indenture that relate to such agent, including applicable terms of the TIA that are incorporated into this Indenture. Any Registrar or Paying Agent appointed hereunder shall be entitled to the benefits of this Indenture as though a party hereto. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Any Issuer or any Subsidiary may act as Paying Agent or Registrar.

(c) The Issuers may change any Registrar, Paying Agent or Transfer Agent upon written notice to such Registrar, Paying Agent or Transfer Agent and to the Trustee, without prior notice to the Holders; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar, Paying Agent, or Transfer Agent, as the case may be, and delivered to the Trustee or (ii) written notification to the Trustee that the Trustee shall, to the extent that it determines that it is able, serve as Registrar or Paying Agent or Transfer Agent until the appointment of a successor in accordance with clause (i) above.

(d) Interest shall be calculated by applying the applicable rate to the principal amount of each Note outstanding at the commencement of the interest period, computed on the basis of a 360-day year comprised of twelve 30-day months and rounding the resultant figure upwards to the nearest available currency unit. The determination of interest by the Paying Agent shall, in the absence of willful default, bad faith or manifest error, be final and binding on all parties.

SECTION 2.05. Paying Agent to Hold Money in Trust

No later than 10:00 a.m. New York time on each due date of the principal of, interest and premium (if any) on any Note, the Issuers shall deposit with the Paying Agent (or if any Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, interest and premium (if any) when so becoming due and subject to receipt of such monies, the Paying Agent shall make payment on the Notes in accordance with this Indenture. The Issuers shall require each Paying Agent to agree in writing (and each Paying Agent party to this Indenture agrees) that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, interest and premium (if any) on the Notes, but such Paying Agent may use such monies as banker in the ordinary course of business without accounting for profits (other than in the case of Article 8), and shall notify the Trustee of any default by the Issuers in making any such payment. If any Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent and Trustee for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 2.05.

SECTION 2.06. Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar with respect to a series of Notes, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date with respect to such series of Notes and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series.

SECTION 2.07. Transfer and Exchange

The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note of any series is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes of any series are presented to the Registrar with a written request to exchange them for an equal principal amount of Notes of the same series of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee or an authentication agent shall authenticate Notes at the Registrar’s request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuers are not required to register the transfer or exchange of any Notes (i) for a period of 15 days prior to any date fixed for the redemption of any Notes, (ii) for a period of 15 days immediately prior to the date fixed for selection of Notes to be redeemed in part or (iii) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Triggering Event.

Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal and (subject to Section 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and no Issuer, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Notes

If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee or an authentication agent shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note including reasonable fees and expenses of counsel. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note of the same series in replacement thereof.

Every replacement Note is an additional obligation of the Issuers.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09. Outstanding Notes

Notes outstanding at any time are all Notes authenticated by the Trustee or an authentication agent except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 11.06, a Note does not cease to be outstanding because the Issuers or an Affiliate of any Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent receives (or if any Issuer is acting as Paying Agent and such Paying Agent segregates and holds in trust) in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest and premium, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such amount to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Notes

In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee or an authentication agent shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee or an authentication agent shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuers, without charge to the Holder.

SECTION 2.11. Cancellation

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Issuers pursuant to written direction by an Officer of any Issuer. Certification of the destruction of all canceled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. Neither the Trustee nor an authentication agent shall authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.12. Common Codes, CUSIP and ISIN Numbers

The Issuers in issuing the Notes may use Common Codes, CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use Common Codes, CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee and the Paying Agent of any change in the Common Code, CUSIP or ISIN numbers.

SECTION 2.13. Currency

The U.S. dollar, is the sole currency of account and payment for all sums payable by the Issuers under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than the U.S. dollar, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of any Issuer or otherwise by any Holder of a Note, as the case may be, or by the Trustee, in respect of any sum expressed to be due to it from the Issuers will only constitute a discharge to the Issuers to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient or the Trustee under any Note, the Issuers will indemnify them against any loss sustained by such recipient or the Trustee as a result. In any event, the Issuers will indemnify the recipient or the Trustee against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Note or the Trustee to certify in a manner reasonably satisfactory to the Issuers (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuers’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

Except as otherwise specifically set forth herein, for purposes of determining compliance with any dollar-denominated restriction herein, the Dollar Equivalent amount for purposes hereof that is denominated in a non-dollar currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-dollar amount is Incurred or made, as the case may be.

The Company may elect irrevocably to convert all dollar-denominated restrictions into non-dollar-denominated restrictions at the applicable spot rate of exchange prevailing on the date of such election, and all references in this Indenture to determining Dollar Equivalents and dollar amounts shall apply mutatis mutandis as though referring to non-dollar amounts.

SECTION 2.14. Certain Transfers in Connection with and After the Exchange Offer under the Registration Rights Agreement

Notwithstanding any other provision of this Indenture:

(a) no Exchange Notes issued may be exchanged by the Holder thereof for an Original Note;

(b) accrued and unpaid interest on the Original Notes being exchanged in the Exchange Offer shall be due and payable on the next interest payment date for the Exchange Notes following the Exchange Offer and shall be paid to the Holder of the Exchange Notes issued in respect of the Original Notes being exchanged; and

(c) interest on the Original Notes being exchanged in the Exchange Offer shall cease to accrue on (and including) the date of completion of the Exchange Offer and interest on the Exchange Notes to be issued in the Exchange Offer shall accrue from (but excluding) the date of the completion of the Exchange Offer.

SECTION 2.15. Exchange Offer

Upon the occurrence of the Exchange Offer with respect to the Notes of a series, the Issuers will issue and, upon a written order of the Company, the Trustee will authenticate:

(a) one or more Global Notes of such series not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes of such series bearing the Private Placement Legend that are accepted for exchange in the Exchange Offer by Persons that (i) are not Participating Broker-Dealers, (ii) are not participating in a distribution of the Exchange Notes and (iii) are not affiliates (as defined in Rule 144) of the Issuers, as evidenced by an Officer’s Certificate from the Issuers to such effect; or

(b) one or more Definitive Notes of such series not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes of such series bearing the Private Placement Legend that are accepted for exchange in the Exchange Offer by Persons that (i) are not Participating Broker-Dealers, (ii) are not participating in a distribution of the Exchange Notes and (iii) are not affiliates (as defined in Rule 144) of the Issuers, as evidenced by an Officer’s Certificate from the Issuers to such effect.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Global Notes bearing the Private Placement Legend to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes not bearing the Private Placement Legend in the appropriate principal amount.

ARTICLE 3

Redemption

SECTION 3.01. Notices to Trustee

If the Issuers elect to redeem Notes pursuant to Sections 5 or 6 of the Notes, they shall notify the Trustee and the relevant Paying Agent in writing of the redemption date and the series and principal amount of Notes to be redeemed and the section of the Note pursuant to which the redemption will occur.

The Issuers shall give each written notice to the Trustee and the relevant Paying Agent provided for in this Article 3 at least 15 days, but not more than 60 days, before the redemption date unless the Trustee or the relevant Paying Agent (as the case may be) consents to a shorter period. In the case of a redemption pursuant to Section 5 of the Notes, such notice shall be accompanied by an Officer’s Certificate from the Issuers to the effect that such redemption will comply with the conditions herein.

In the case of a redemption provided for by Section 6 of the Note, prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuers will deliver to the Trustee (a) an Officer’s Certificate stating that they are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to their right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing to the effect that the circumstances referred to above exist. The Trustee will accept such Officer’s Certificate and opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. Selection of Notes To Be Redeemed or Repurchased

If less than all of the Notes of a series are to be redeemed at any time, the Trustee or the Registrar, as applicable, will select the Notes of such series for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes of such series are listed, as certified to the Trustee or the Registrar, as applicable, by the Issuers, and in compliance with the requirements of DTC, or if the Notes of such series are not so listed or such exchange prescribes no method of selection and the Notes of such series are not held through DTC, or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 will be redeemed. Neither the Trustee nor the Registrar will be liable for any selections made by it in accordance with this Section. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee or the Registrar, as applicable, shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03. Notice of Redemption.

(a) At least 15 days but not more than 60 days before a date for redemption of Notes, the Issuers shall transmit a notice of redemption in accordance with Section 11.03 and as provided below to each Holder of Notes to be redeemed at such Holder’s registered address; provided, however, that any notice of a redemption provided for by Section 6 of the Notes shall not be given (i) earlier than 90 days prior to the earliest date on which the Payor would be obligated to make a payment of Additional Amounts if a payment in respect of the Notes were then due and (ii) unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.

The notice shall identify the Notes of a series to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price, and, if applicable, the appropriate calculation of such redemption price and the amount of accrued interest to the redemption date;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Notes of a series are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

(6) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the Common Codes, CUSIP or ISIN number, as applicable, if any, printed on the Notes being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the Common Codes, CUSIP or ISIN number, as applicable, if any, listed in such notice or printed on the Notes being redeemed.

(b) At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense. In such event, the Issuers shall provide the Trustee and the Paying Agent with the information required and within the time periods specified by this Section 3.03.

SECTION 3.04. Effect of Notice of Redemption

Once notice of redemption is delivered, Notes called for redemption cease to accrue interest, become due and payable on the redemption date and at the redemption price stated in the notice, provided, however, that any redemption notice given in respect of the redemption referred to in Section 5 of the Notes may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent to the extent permitted under such Section 5. Upon surrender to the Paying Agent, the Notes shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price

No later than 10:00 a.m. New York time on the redemption date, the Issuers shall deposit with the relevant Paying Agent (or, if any Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuers to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent and Trustee for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 3.05.

SECTION 3.06. Notes Redeemed in Part

Subject to the terms hereof, upon surrender of a Note that is redeemed in part, the Issuers shall execute, and the Trustee or an authentication agent shall authenticate, for the Holder (at the Issuers’ expense) a new Note of the same series equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. Publication

Where any notice is required to be published or delivered to DTC pursuant to this Indenture, the Issuers must provide the form of such notice to the Trustee and the Paying Agents at least 8 Business Days prior to the final date for publication unless the Trustee agrees to a shorter period.

ARTICLE 4

Covenants

SECTION 4.01. Payment of Notes

The Issuers shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

SECTION 4.02. Withholding Taxes

(a) All payments made by or on behalf of any of the Issuers, the Parent or a successor to an Issuer or the Parent (a “Payor”) on the Notes or the Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1) The Netherlands, the United States or any political subdivision or Governmental Authority thereof or therein having power to tax;

(2) any jurisdiction from or through which payment on any such Note or the Note Guarantee is made by the relevant Payor or its agents, or any political subdivision or Governmental Authority thereof or therein having the power to tax; or

(3) any other jurisdiction in which the Payor is incorporated or organized, engaged in business for tax purposes, resident for tax purposes, or any political subdivision or Governmental Authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to any Note or the Note Guarantee, including payments of principal, redemption price, premium, if any, or interest, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts which would have been received in respect of such payments on any such Note or the Note Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(1) in the case of a Holder that is a U.S. Person (as defined below), any Taxes imposed by the United States or a political subdivision thereof;

(2) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or the beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment or a dependent agent in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Note or the receipt of any payment in respect thereof;

(3) any Taxes that are imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a written request of the Payor addressed to the Holder, after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of the Holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

(4) any Taxes that are payable otherwise than by deduction or withholding from a payment of the principal, premium, if any, or interest on the Notes;

(5) any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar Taxes;

(6) any Taxes imposed in connection with a Note presented for payment (where presentation is required for payment) by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to, or otherwise accepting payment from, another paying agent;

(7) any Taxes imposed by reason of a Holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or a personal holding company, in each case as defined for U.S. federal income tax purposes, or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(8) any Taxes imposed on interest received by (1) a 10% shareholder (as defined in section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder) of the Issuer or (2) a controlled foreign corporation that is related to the Issuer within the meaning of section 864(d)(4) of the Code, or (3) a bank receiving interest described in section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the Holder’s status as described in clauses (1) through (3) of this sub-clause (8);

(9) any Taxes imposed or required pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement); or

(10) any combination of the above.

Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is required for payment) within 15 days after the relevant payment was first made available for payment to the Holder or (y) where, had the beneficial owner of the Note been the Holder, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (10) inclusive above.

As used in this section 4.02(a), “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, a partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

(b) The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, in such form as provided in the ordinary course by the Relevant Taxing Jurisdiction and as is reasonably available to the Payor, and will provide such certified copies to the Trustee. Such copies shall be made available to the Holders upon request. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes.

(c) If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on any Note or the Note Guarantee, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable after the date that is 30 days prior to the payment date). The Trustee will be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

(d) Wherever in this Indenture or the Note Guarantee there is mentioned, in any context:

(1) the payment of principal,

(2) purchase prices in connection with a purchase of Notes,

(3) interest, or

(4) any other amount payable on or with respect to any of the Notes,

such reference shall be deemed to include payment of Additional Amounts as described in this Section 4.02 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e) The Payors will pay any present or future stamp, court or documentary taxes, or any other excise, property or similar Taxes, that arise in any Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of any Notes, this Indenture or any other document or instrument in relation thereto (other than a transfer or exchange of the Notes), and the Payors agree to indemnify the Holders for any such taxes paid by such Holders.

(f) The foregoing obligations of this Section 4.02 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any subsequent Relevant Taxing Jurisdiction.

SECTION 4.03. Offer to Repurchase upon Change of Control Triggering Event

(a) Not later than 60 days following a Change of Control Triggering Event with respect to a series of Notes, unless the Issuers have exercised their right to redeem all of the Notes of such series as described under Section 5 of the Notes of such series, the Issuers will make an Offer to Purchase all of the outstanding Notes of such series at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the purchase date. Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control Triggering Event, conditional upon the occurrence of the applicable Change of Control or Change of Control Triggering Event.

(b) An “Offer to Purchase” means an offer by one or more Issuers to purchase Notes of a series as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Issuers will notify the Trustee, at least 5 Business Days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders, of their obligation to make an Offer to Purchase, and the offer will be sent by one or more Issuers or, at their written request, by the Trustee in their name and at their expense.

(c) The offer must include or state the following, which shall (where applicable) be the terms of the Offer to Purchase:

(1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (the “purchase amount”);

(3) the purchase price, including the portion thereof representing accrued and unpaid interest (the “Purchase Price”);

(4) an expiration date not less than 30 days or more than 60 days after the date of the offer (the “Offer Expiration Date”) and a settlement date for purchase (the “purchase date”) not more than five Business Days after the Offer Expiration Date;

(5) that a Holder may tender all or any portion of its Notes of the applicable series pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the Offer Expiration Date (such Note being, if the Issuers or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8) that interest on any Note of such series not tendered, or tendered but not purchased by such Issuer or Issuers, as applicable, pursuant to the Offer to Purchase, will continue to accrue;

(9) on the purchase date the Purchase Price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(10) a statement that, if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, such Issuer or Issuers, as applicable, will purchase all such Notes;

(11) a statement that if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued;

(12) a statement that if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes; and

(13) a statement that, if the Notes are held in book entry form, Holders must comply with the applicable procedures of the Depositary.

(d) Prior to the purchase date, such Issuer or Issuers, as applicable, will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the Purchase Price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(e) The Issuers will not be required to make an Offer to Purchase upon a Change of Control Triggering Event with respect to a series of Notes if (i) a third party makes the offer to purchase in the manner, at the times and otherwise in compliance with the requirements set forth pursuant to this Section 4.03 and purchases all such Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant to Section 5 of the Notes.

(f) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the U.S. Exchange Act and any other securities laws or regulations (or rules of any exchange on which the Notes are then listed) in connection with the repurchase of Notes pursuant to this Section 4.03. To the extent that the provisions of any securities laws or regulations (or exchange rules) conflict with provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations (or exchange rules) and will not be deemed to have breached their obligations, or require a repurchase of the Notes, under the Change of Control Triggering Event provisions of this Indenture by virtue of the conflict.

SECTION 4.04. U.S. Federal Income Tax Treatment of NXP Funding

NXP Funding may not hold any material assets, become liable for any material obligations or engage in any business activities, provided that it may be a co-obligor or guarantor with respect to the Notes or any other Indebtedness issued by the Company or the Guarantor, and may engage in any activities directly related thereto or necessary in connection therewith. NXP Funding is treated as a disregarded entity of the Company for U.S. federal income tax purposes, and for so long as any of the Notes remain outstanding, the Issuers will not take any action that is inconsistent with NXP Funding being treated as a disregarded entity of the Company for U.S. federal income tax purposes.

SECTION 4.05. Limitation on Liens

So long as any Notes of a series are outstanding, the Company and NXP Funding will not, and will not permit any Significant Subsidiary to, issue or assume any Indebtedness if such Indebtedness is secured by a Lien, other than a Permitted Lien, upon any Principal Property of the Company and NXP Funding or any Significant Subsidiary without:

(a) at the same time providing that the Notes of such series and the obligations hereunder with respect to such series are directly, equally and ratably secured with (or prior to, in the case of Liens with respect to Subordinated Indebtedness) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured; or

(b) providing such other Lien for the Notes of such series and the obligations hereunder as may be approved by a majority in aggregate principal amount of Holders of Notes of such series.

SECTION 4.06. Limitation on Sale and Leaseback Transactions

So long as the Notes of a series are outstanding, the Company and NXP Funding will not, and will not permit any Significant Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a) the Company or such Significant Subsidiary would be entitled to incur Indebtedness secured by a Lien on the property to be leased in an amount equal to the Attributable Liens with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes of such series pursuant to Section 4.05 of this Indenture;

(b) the net proceeds of the sale of the Principal Property to be leased are applied within 365 days of the effective date of the Sale and Leaseback Transaction to (i) the purchase, construction, development or acquisition of another Principal Property or (ii) the repayment of (x) any series of Notes, (y) Indebtedness of the Company and NXP Funding that ranks equally with, or is senior to, the Notes or (z) any Indebtedness of one or more Significant Subsidiaries; provided, in each case, that in lieu of applying such amount to such retirement, the Issuers may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to the Issuers;

(c) such Sale and Leaseback Transaction was entered into prior to the Issue Date;

(d) such Sale and Leaseback Transaction involves a lease for not more than three years (or which may be terminated by the Company or a Significant Subsidiary within a period of not more than three years); or

(e) such Sale and Leaseback Transaction with respect to any Principal Property was between only the Parent and a Subsidiary of the Parent or only between Subsidiaries of the Parent.

SECTION 4.07. Guarantee by the Parent

The Parent will guarantee the Notes on a senior unsecured basis on the Issue Date in accordance with Article 10.

SECTION 4.08. Reports

(a) To the extent any Exchange Notes are outstanding, the Company shall deliver to the Trustee any reports, information and documents that the Parent is required to file with the SEC pursuant to Section 13 or 15(d) of the U.S. Exchange Act within 30 days after such report, information or document is required to be filed with the SEC. The Company also shall comply with the other provisions of TIA Section 314(a) to the extent applicable. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this Section 4.08, it being understood that the Trustee shall not be responsible for determining whether such filings have been made. Delivery of reports, information and documents to the Trustee under this Section 4.08(a) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Obligors’ compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). All such reports, information or documents referred to in this Section 4.08 that the Parent files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee and transmitted to Holders at the time such reports, information or documents are filed via the EDGAR system (or any successor system).

SECTION 4.09. Compliance Certificate

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year, an Officer’s Certificate in substantially the form of Exhibit C hereto (complying with TIA Section 314(a)(4) to the extent any Exchange Notes are outstanding) stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to the Officer signing such Officer’s Certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Additional Amounts, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto, and reciting the details of such action. Within 30 days after the occurrence of a Default, the Company shall deliver to the Trustee a written notice of any events of which it is aware would constitute certain Defaults their status and what action the Company is taking or proposes to take with respect thereto.

The Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which its Responsible Officer shall have received written notification in accordance with Section 11.03 or obtained actual knowledge.

SECTION 4.10. Further Instruments and Acts

Upon request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 5

Successor Company

SECTION 5.01. Merger and Consolidation of the Company

(a) The Company will not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or permit any Person to consolidate with or merge with or into it, unless:

(1) either (a) the Company will be the surviving Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition or (b) the resulting, surviving or transferee Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition will be a Person organized and existing under the laws of any member state of the European Union on January 1, 2004, the United States of America, any state thereof or the District of Columbia, Canada or any province of Canada, Norway, Switzerland or Singapore (or, a Person not organized under such laws which agrees (i) to submit to the jurisdiction of the United States district court for the Southern District of New York, and (ii) to indemnify and hold harmless the Holders against certain Taxes and expenses due as a result of such transaction, if any), and, in the case of (y), such Person expressly assumes, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the Notes and this Indenture (any such Person under (a) or (b), a “Successor Company”);

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee (i) an Officer’s Certificate and an Opinion of Counsel, each to the effect that such transaction and such supplemental indenture (if any) comply with this Indenture and (ii) an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company (in each case, in form and substance reasonably satisfactory to the Trustee), provided that, in each case in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of Sections 5.01(a)(2).

The restriction in Section 5.01(a)(3) shall not be applicable to (A) the consolidation with or merger with or into the Company of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets to, an Affiliate of the Company, if an Officer or the Company’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the Company’s jurisdiction of incorporation or convert the Company’s form of organization to another form; or (B) the consolidation with or merger with or into the Company of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets to, the Parent or a single Wholly Owned Subsidiary of the Company in accordance with applicable law, provided that, if no supplemental indenture needs to be executed in relation to such transaction, the Company will notify the Trustee of such transaction (but no Officer’s Certificate or Opinion of Counsel shall need to be delivered to the Trustee in relation thereto).

(b) If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets occurs in accordance with this Indenture, the Successor Company (if other than the Company) will succeed to, and be substituted for the Company and may exercise every right and power under this Indenture and the Notes with the same effect as if such Successor Company had been named in the Company’s place in this Indenture, and the Company will be released from all its obligations and covenants under this Indenture and the Notes.

SECTION 5.02. Merger and Consolidation of NXP Funding

(a) NXP Funding may not consolidate with, merge with or into any Person or permit any Person to merge with or into NXP Funding unless either (x) NXP Funding will be the surviving Person of any such consolidation or merger or (y) concurrently therewith, a Subsidiary of the Company that is a limited liability company or corporation organized under the laws of the United States of America, any state thereof or the District of Columbia (which may be NXP Funding or the continuing Person as a result of such transaction) expressly assumes all the obligations of NXP Funding under the Notes and this Indenture.

(b) Upon the consummation of any transaction effected in accordance with Section 5.02(a)(y), the resulting, surviving NXP Funding will succeed to, and be substituted for NXP Funding and may exercise every right and power under this Indenture and the Notes with the same effect as if such successor Person had been named in NXP Funding’s place in this Indenture and NXP Funding will be released from all its obligations and covenants under this Indenture and the Notes.

(c) Any such surviving or transferee NXP Funding must be a disregarded entity for U.S. federal income tax purposes, which is either a direct Wholly Owned Subsidiary of the Company, or held through one or more Subsidiaries of the Company that are treated as disregarded entities for U.S. federal income tax purposes.

SECTION 5.03. Merger and Consolidation of the Parent

(a) The Parent will not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or permit any Person to consolidate with or merge with or into it, unless:

(1) either (x) the Parent will be the surviving Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition or (y) the resulting, surviving or transferee Person of any such consolidation or merger or any such sale, assignment, conveyance, lease, transfer or other disposition will be a Person organized and existing under the laws of any member state of the European Union on January 1, 2004, the United States of America, any state thereof or the District of Columbia, Canada or any province of Canada, Norway, Switzerland or Singapore (or, a Person not organized under such laws which agrees (i) to submit to the jurisdiction of the United States district court for the Southern District of New York, and (ii) to indemnify and hold harmless the Holders against certain Taxes and expenses due as a result of such transaction, if any), and, in the case of (y), such Person expressly assumes, by supplemental indenture, executed and delivered to the Trustee, all the obligations of the Parent under the Notes and this Indenture (any such Person under (x) or (y), a “Successor Parent”);

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Parent or any Subsidiary of the Successor Parent as a result of such transaction as having been Incurred by the Successor Parent or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3) the Parent shall have delivered to the Trustee (i) an Officer’s Certificate and an Opinion of Counsel, each to the effect that such transaction and such supplemental indenture (if any) comply with this Indenture and (ii) an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Parent (in each case, in form and substance reasonably satisfactory to the Trustee), provided that, in each case, in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to the satisfaction of Section 5.03(a)(2) above.

(b) The restriction in Section 5.03(a)(3) above shall not be applicable to: (A) the consolidation with or merger with or into the Parent of, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Parent’s assets to, an Affiliate of the Parent, if an Officer or the Parent’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the Parent’s jurisdiction of incorporation or convert the Parent’s form of organization to another form; (B) the consolidation with or merger with or into the Parent of, or the sale, assignment, conveyance, lease, transfer or other disposition of the all or substantially all the Parent’s assets to, a single Wholly Owned Subsidiary of the Parent, including, but not limited to, the Company, in accordance with applicable law; or (C) the consolidation with or merger with or into the Parent, or the sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all the Parent’s assets, if (i) an Officer or the Parent’s Board of Directors determines in good faith that the purpose of such transaction is principally to change the Parent’s jurisdiction of incorporation, (ii) such transaction does not constitute a Change of Control, (iii) such transaction complies with Sections 5.01(a)(1) and (2) above, and (iv) a Successor Parent expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Parent under the Notes and this Indenture, provided that, if no supplemental indenture needs to be executed in relation to such transaction, the Parent will notify the Trustee of such transaction (but no Officer’s Certificate or Opinion of Counsel shall need to be delivered to the Trustee in relation thereto).

(c) Whether or not a merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Parent’s assets occurs, the Parent may effect a transaction or series of related transactions that is principally to change the Parent’s jurisdiction of incorporation and any successor entity in such transaction shall be substituted for the Parent, so long as such transaction does not constitute a Change of Control and such transaction complies with Sections 5.01(a)(1) and (2) above and Section 5.01(b)(C)(i)-(iv) above.

(d) If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Parent’s assets or change of jurisdiction transaction as described in Section 5.03(c) above occurs in accordance with this Indenture, the Successor Parent (if other than the Parent) will succeed to, and be substituted for the Parent and may exercise every right and power under this Indenture and the Notes with the same effect as if such Successor Parent had been named in the Parent’s place in this Indenture, and the Parent will be released from all its obligations and covenants under this Indenture and the Notes.

SECTION 5.04. Merger and Consolidation of NXP USA

(a)	NXP USA may not:

(1)	consolidate with or merge with or into any Person, or

(2)	sell, convey, transfer or dispose of all or substantially all its assets, in one transaction or a series of related transactions, to any Person, or

(3)	permit any Person to merge with or into NXP USA,

unless:

(A)	the other Person is the Parent, the Company or NXP Funding (or becomes a Subsidiary Guarantor concurrently with the transaction); or

(B)

(1) either (x) NXP USA is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of NXP USA under the Notes; and (2) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; or

(C)

the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of NXP USA or the sale or disposition of all or substantially all the assets of NXP USA otherwise permitted by this Indenture.

(b) NXP USA’s obligations with respect to a series of Notes will terminate and release:

(1) upon a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of NXP USA or of a Person who holds all of the Capital Stock of NXP USA, such that NXP USA does not remain a Subsidiary, or the sale or disposition of all or substantially all of the assets of NXP USA, in each case, as otherwise permitted by this Indenture;

(2) upon defeasance or discharge of the Notes of such series, as provided in Article 8;

(3) at the option of the Issuers, so long as no Event of Default has occurred and is continuing with respect to such series of Notes, once NXP USA is unconditionally released from its liability with respect to (i) the Revolving Credit Agreement and (ii) the Existing Notes.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default

(a) An “Event of Default” occurs if or upon:

(1) default in any payment of interest or Additional Amounts, if any, on any Note when due and payable, if that default continues for a period of 30 days, or failure to comply for 30 days with the notice provisions in connection with a Change of Control Triggering Event after such notice has become due;

(2) default in the payment of the principal amount of or premium, if any, on any Note issued under this Indenture when due at its Stated Maturity or upon optional redemption or otherwise (including the failure to pay the repurchase price for such Notes tendered pursuant to an Offer to Purchase), if that default or failure continues for a period of two days;

(3) failure to comply for 90 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in aggregate principal amount of the outstanding Notes with any of the Issuers’ or the Parent’s obligations under Article 4 or 5 (in each case, other than an Event of Default under Section 6.01(a)(1) or 6.01(a)(2) );

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, NXP Funding or a Significant Subsidiary (or the payment of which is Guaranteed by Company, NXP Funding or a Significant Subsidiary) other than Indebtedness owed to any of the Parent, the Company, NXP Funding or a Significant Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A)	is caused by a failure to pay principal at the Stated Maturity on such Indebtedness, immediately upon the expiration of the grace period provided in such Indebtedness; or

(B)	results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration;

and, in each case, the aggregate principal amount of any such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates to €200.0 million or more;

(5) any of the Parent (to the extent a guarantor under any series of Notes), the Company, NXP Funding or a Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar office with respect to an event of bankruptcy, insolvency or court protection; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar office with respect to an event of bankruptcy, insolvency or court protection is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property or assets is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding;

(6) failure by any of the Parent, the Company, NXP Funding or a Significant Subsidiary to pay final judgments aggregating in excess of €200.0 million (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final and non-appealable; and

(7) the Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture or the Parent denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with this Indenture.

(b) A default under Sections 6.01(a)(3), 6.01(a)(4) or 6.01(a)(6) will not constitute an Event of Default with respect to a series of Notes until the Trustee or the Holders of 30% in aggregate principal amount of the outstanding Notes of such series under this Indenture notify the Issuers and the Trustee (if such Holders provide the notice of default hereunder) of the default and the Issuers do not cure such default within the time specified in Sections 6.01(a)(3), 6.01(a)(4) or 6.01(a)(6), as applicable, after receipt of such notice.

SECTION 6.02. Acceleration

(a) If an Event of Default (other than an Event of Default described in Section 6.01(a)(5) above) occurs and is continuing the Trustee by notice to any Issuer or the Holders of a series of Notes of at least 30% in aggregate principal amount of the outstanding Notes of the applicable series under this Indenture by written notice to any Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of such series under this Indenture to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest, including Additional Amounts, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes of such series because an Event of Default described in Section 6.01(a)(4) has occurred and is continuing, the declaration of acceleration of such Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(4) shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of such Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, including Additional Amounts, if any, on such Notes that became due solely because of the acceleration of such Notes, have been cured or waived.

(b) If an Event of Default described in Section 6.01(a)(5) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of a series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

SECTION 6.03. Other Remedies

Subject to the duties of the Trustee as provided for in Article 7, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults

The Holders of a majority in aggregate principal amount of the outstanding Notes of a series by notice to the Trustee may, on behalf of the Holders of all of the Notes of such series, waive all past or existing Defaults or Events of Default except a continuing Default in the payment of the principal, premium or interest, and Additional Amounts, if any, on the Notes of such series and rescind any acceleration with respect to the Notes of such series and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority

The Holders of a majority in aggregate principal amount of the outstanding Notes of a series may direct in writing the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or to exercise any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or other security reasonably satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits

(a) Except to enforce the right to receive payment of principal or interest when due on the Notes, no Holder may pursue any remedy with respect to this Indenture or the Notes of a series unless:

(1) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 30% in aggregate principal amount of the outstanding Notes of the applicable series have requested in writing the Trustee to pursue the remedy;

(3) such Holders have offered in writing to the Trustee security satisfactory to the Trustee or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and

(5) the Holders of a majority in aggregate principal amount of the outstanding Notes of the applicable series have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

SECTION 6.07. [Reserved]

SECTION 6.08. Collection Suit by Trustee

If an Event of Default specified in Sections 6.01(a)(1) or 6.01(a)(2) occurs and is continuing with respect to Notes of any series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents and take such actions as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuers, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities

If the Trustee collects any money or property pursuant to this Article 6, including upon enforcement of any Liens, it shall pay out the money or property in the following order:

FIRST: to the Trustee, the Registrar, the Transfer Agent and the Paying Agents for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest (including Additional Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuers.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuers a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as the Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or a Paying Agent or a suit by Holders of more than 10% in principal amount of the Notes of a series then outstanding.

SECTION 6.12. Waiver of Stay or Extension Laws

The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee

(a) The duties and responsibilities of the Trustee are as provided by the TIA and as set forth herein. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 or 6.05;

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c) and the TIA.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur liability in the performance of any of its duties hereunder to take or omit to take any action under this Indenture or take any action at the request or direction of Holders, if it has reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive indemnity reasonably satisfactory to it in its discretion against any loss, liability or expense which might reasonably be incurred by it in compliance with such request or direction nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws. The Trustee will not be liable to the Holders if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee

Subject to TIA Sections 315(a) through (d):

(a) The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction, or, to the extent applicable, the State of New York or if it is determined by any court or other competent authority in that jurisdiction, or, to the extent applicable, in the State of New York, that it does not have such power.

(b) The Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(c) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(d) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(e) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(f) The Trustee may retain professional advisers to assist it in performing its duties under this Indenture. The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any Officer’s Certificate, Opinion of Counsel, or any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers, to the extent permitted by law.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee indemnity or other security reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than the requisite majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and shall be held harmless and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

(i) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article 4.

(j) The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(k) If the Guarantor is substituted to make payments on behalf of the Issuers pursuant to Article 10, the Issuers shall promptly notify the Trustee of such substitution.

(l) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in its capacity hereunder and by each agent (including Deutsche Bank Trust Company Americas) and custodian and other Person employed with due care to act as agent hereunder (including without limitation each Transfer Agent and Paying Agent). Each Paying Agent and Transfer Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(m) The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(n) The permissive right of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.

(o) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action

(p) The Trustee may assume without inquiry in the absence of actual knowledge of a Responsible Officer of the Trustee that the Issuers are each duly complying with their obligations contained in this Indenture required to be performed and observed by them, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

SECTION 7.03. Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. For the avoidance of doubt, any Paying Agent, Transfer Agent or Registrar may do the same with like rights.

SECTION 7.04. Trustee’s Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of the identity of any Significant Subsidiary unless either (a) a Responsible Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 11.03 hereof from the Issuers or any Holder.

SECTION 7.05. Notice of Defaults

If a Default or Event of Default with respect to a series of Notes occurs and is continuing and the Trustee is informed of such occurrence by any Issuer, the Trustee must give notice of the Default or Event of Default to the Holders of the applicable series within 60 days after the Trustee is informed of such occurrence. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, or interest on any Note of an applicable series, the Trustee may withhold the notice if and so long as a committee of its trust officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders of such series.

SECTION 7.06. Reports by Trustee to Holders

(a) To the extent any Exchange Notes are outstanding, within 60 days after December 1 of any year, and for so long as any Exchange Notes remain outstanding, the Trustee shall transmit to each Holder a brief report dated as of such date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee shall also comply with TIA Section 313(b) to the extent applicable. The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

(b) A copy of each report at the time of its mailing to Holders of Notes of any series shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Notes of such series are listed in accordance with TIA Section 313(d). The Issuers will promptly notify the Trustee whenever the Notes of any series are listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity

The Issuers, or, upon the failure of the Issuers to pay, the Guarantor shall pay to the Trustee from time to time such compensation as the Issuers and Trustee may from time to time agree for its acceptance of this Indenture and services hereunder and under the Notes. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

In the event of the occurrence of an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuers to undertake duties which the Trustee and the Issuers agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee, the Issuers shall pay to the Trustee such additional remuneration as shall be agreed between them.

The Issuers and the Guarantor, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it (as evidenced in an invoice from the Trustee), including costs of collection, in addition to the compensation for its services. Such expenses shall include the properly incurred compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuers and the Guarantor, jointly and severally, shall indemnify the Trustee and the Paying Agents and their respective officers, directors, agents and employers against any and all loss, liability, taxes (other than taxes based on the income of the Trustee or the Paying Agents) or expenses (including reasonable attorneys’ fees) incurred by or in connection with the acceptance or administration of its duties under this Indenture and the Notes, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers or the Guarantor of their indemnity obligations hereunder. Except in cases where the interests of the Issuers and the Trustee may be adverse, the Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ and the Guarantor’s expense in the defense. Notwithstanding the foregoing, such indemnified party may, in its sole discretion, assume the defense of the claim against it and the Issuers and the Guarantor shall, jointly and severally, pay the reasonable fees and expenses of the indemnified party’s defense (as evidenced in an invoice from the Trustee). Such indemnified parties may have separate counsel of their choosing and the Issuers and the Guarantor, jointly and severally, shall pay the reasonable fees and expenses of such counsel (as evidenced in an invoice from the Trustee); provided, however, that the Issuers shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuers and the Guarantor, as applicable, and such parties in connection with such defense. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or bad faith.

To secure the Issuers’ and the Guarantor’s payment obligations in this Section 7.07, the Trustee and the Paying Agents have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuers’ and the Guarantor’s payment obligations pursuant to this Section and any lien arising thereunder shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Debtor Relief Law or the resignation or removal of the Trustee and the Paying Agents. Without prejudice to any other rights available to the Trustee and the Paying Agents under applicable law, when the Trustee and the Paying Agents incur expenses after the occurrence of a Default specified in Section 6.01(a)(6) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Debtor Relief Law.

In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.07, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder including, without limitation, as Registrar, Transfer Agent and Paying Agent, and by each agent (including Deutsche Bank Trust Company Americas), custodian and other Person employed with due care to act as agent hereunder.

SECTION 7.08. Replacement of Trustee

(a) The Trustee may resign at any time by so notifying the Issuers. If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in TIA Section 310(b), any Holder that satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee in writing and the appointment of a successor Trustee. The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall be entitled to remove the Trustee or any Holder who has been a bona fide Holder for not less than six months may petition any court for removal of the Trustee and appointment of a successor Trustee, if:

(i) the Trustee has or acquires a conflict of interest that is not eliminated;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or;

(iv) the Trustee otherwise becomes incapable of acting as Trustee hereunder.

(b) If the Trustee resigns, is removed pursuant to Section 7.08(a) or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided, that all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 and the recognition of the retiring Trustee’s lien thereto by the successor Trustee.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(g) For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.08, including its right to be indemnified, are extended to, and shall be enforceable by each Paying Agent, Transfer Agent and Registrar employed to act hereunder.

(h) The Trustee agrees to give the notices provided for in, and otherwise comply with, TIA Section 310(b).

SECTION 7.09. Successor Trustee by Merger

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification

This Indenture must always have a Trustee that satisfies the requirements of TIA Section 310(a) and has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA Section 310(b).

SECTION 7.11. Certain Provisions

Each Holder by accepting a Note authorizes and directs on his or her behalf the Trustee to enter into and to take such actions and to make such acknowledgements as are set forth in this Indenture or other documents entered into in connection therewith. The Trustee shall not be responsible for the legality, validity, effectiveness, suitability, adequacy or enforceability of any obligation or rights created or purported to be created thereby or pursuant thereto, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court.

SECTION 7.12. Preferential Collection of Claims Against Issuer

The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Notes; Defeasance

(a) The Note Guarantee and this Indenture will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes of a series when (1) either (a) all the Notes of such series previously authenticated and delivered (other than certain lost, stolen or destroyed Notes and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuers) have been delivered to the Trustee for cancellation; or (b) all Notes of such series not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers; (2) the Issuers have deposited or caused to be deposited with the Trustee (or such entity designated by the Trustee for this purpose) money, U.S. Government Obligations, or a combination thereof, as applicable, in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such series not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuers have paid or caused to be paid all other sums payable under this Indenture with respect to the Notes of such series; and (4) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each to the effect that all conditions precedent under this Section 8.01 have been complied with, provided that any such counsel may rely on any Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

(b) Subject to Sections 8.01(c) and 8.02, any Issuer at any time may terminate (i) all of its obligations and all obligations of the Guarantor with respect to a series of Notes, the Note Guarantee and this Indenture (“legal defeasance option”) or (ii) its obligations under Article 4 (other than Sections 4.01, 4.02 and 4.04) and under Article 5 (other than Sections 5.01(a)(1) and 5.01(a)(2)), and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to such series of Notes, and the operation of

Sections 6.01(a)(3) (other than with respect to Sections 5.01(a)(1) and 5.01(a)(2)), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (with respect to the Issuers and Significant Subsidiaries) and 6.01(a)(7) (“covenant defeasance option”). The Issuers at their option at any time may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers terminate all of their obligations with respect to the Notes of a series and this Indenture by exercising its legal defeasance option, the obligations under the Note Guarantee shall each be terminated simultaneously with the termination of such obligations.

If the Issuers exercise their legal defeasance option or their covenant defeasance option, the Guarantor will be released from all its obligations under the Note Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

(c) Notwithstanding Sections 8.01(a) and (b) above, the Issuers’ and the Guarantor’s obligations with respect to a series of Notes in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.11, 7.01, 7.02, 7.03, 7.07, 7.08 and this Article 8, as applicable, shall survive until the Notes of such series have been paid in full. Thereafter, the Issuers’ and Guarantor’s obligations in Sections 7.07, 8.05 and 8.06, as applicable, shall survive.

SECTION 8.02. Conditions to Defeasance

(a) The Issuers may exercise their legal defeasance option or their covenant defeasance option with respect to a series of Notes only if:

(1) Any Issuer has irrevocably deposited in trust (the “defeasance trust”) with the Trustee (or such entity designated by the Trustee for this purpose) cash in U.S. dollars or U.S. Government Obligations or a combination thereof in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, for the payment of principal, premium, if any, and interest on the Notes of such series to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of:

(A)

in the case of legal defeasance, an Opinion of Counsel in the United States to the effect that, subject to customary assumptions and exclusions, the beneficial owners of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax law that is issued or becomes effective after the issuance of the Notes;

(B)

in the case of covenant defeasance, an Opinion of Counsel in the United States to the effect that, subject to customary assumptions and exclusions, the beneficial owners of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(C)	an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuers;

(D)

an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with;

(E)	an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940; and

(F)	the Issuers deliver to the Trustee all other documents or other information that the Trustee may reasonably require in connection with either defeasance option.

(b) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from the Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.04. Repayment to Issuers

The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of an internationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for U.S. Government Obligations

The Issuers and the Guarantor, jointly and severally, shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Issuers have made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Holders

The Issuers, the Trustee and the other parties thereto may amend or supplement any Note Documents with respect to a series of Notes without notice to or consent of any Holder to:

(1) cure any ambiguity, omission, defect, error or inconsistency, conform any provision to the “Description of the Notes and the Note Guarantee” in the Offering Memorandum, or reduce the minimum denomination of the Notes;

(2) provide for the assumption by a Successor Company or a Successor Parent of the obligations of the Issuers under any Note Document, as permitted by this Indenture;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for U.S. federal income tax purposes);

(4) add to the covenants or provide for a Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuers;

(5) make any change that does not adversely affect the rights of any Holder in any material respect;

(6) at the Issuers’ election, comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA, if such qualification is required;

(7) make such provisions as are necessary (as determined by an Officer or the Board of Directors in good faith) for the issuance of Additional Notes;

(8) to add Guarantees with respect to the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or NXP USA with respect to the Notes when such release, termination, discharge or retaking is provided for under this Indenture;

(9) provide for the assumption by a Successor Parent of the obligations of the Parent under the Note Guarantee, as permitted by this Indenture; or

(10) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document.

SECTION 9.02. With Consent of Holders

(a) The Issuers, the Trustee and the other parties thereto, as applicable, may amend, supplement or otherwise modify the Note Documents with respect to a series of Notes with the consent of the holders of a majority in aggregate principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes of such series) and, subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the holders of a majority in aggregate principal amount of the Notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes of such series). However, without the consent of Holders holding not less than 100% (or, in the case of clauses (7) and (10), 90%; and in the case of clause (8), 75%) of the then outstanding aggregate principal amount of the Notes of the applicable series, an amendment or waiver may not, with respect to any Notes of such series held by a non-consenting Holder:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment;

(2) reduce the stated rate of or extend the stated time for payment of interest on any Note;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, in each case as described in Section 5 of the Notes;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;

(7) make any change to Section 4.02 that adversely affects the right of any Holder of such Notes in any material respect or amend the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof;

(8) release NXP USA from all obligations with respect to the Notes, other than pursuant to the terms of this Indenture;

(9) waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the applicable series of Notes and a waiver of the payment default that resulted from such acceleration); or

(10) make any change in this Section 9.02(a) which require the Holders’ consent described in this sentence.

(b) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment of the Note Documents, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

After an amendment under this Section 9.02 becomes effective, in case of Holders of Definitive Notes, the Issuers shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

The Notes issued on the Issue Date, and any Additional Notes part of the same series, will be treated as a single class for all purposes under this Indenture, including with respect to waivers and amendments, except as the relevant amendment, waiver, consent, modification or similar action affects the rights of the Holders of the different series of Notes dissimilarly. For the purposes of calculating the aggregate principal amount of Notes that have consented to or voted in favor of any amendment, waiver, consent, modifications or other similar action, the Issuers (acting reasonably and in good faith) shall be entitled to select a record date as of which the principal amount of any Notes shall be calculated in such consent or voting process.

SECTION 9.03. Revocation and Effect of Consents and Waivers

(a) A written consent to an amendment or a waiver by a Holder shall bind the Holder and every subsequent Holder of that Note or portion of the Notes that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the written consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers and the Trustee.

(b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their written consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04. Notation on or Exchange of Notes

If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Note shall issue and the Trustee or an authentication agent shall authenticate a new Note of the same series that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note of the same series shall not affect the validity of such amendment.

SECTION 9.05. Trustee to Sign Amendments

The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not impose any personal obligations on the Trustee or adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture. If it does, the Trustee may, but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment complies with this Indenture and that such amendment has been duly authorized, executed and delivered and is the legal, valid and binding obligation of the Issuers and the Guarantor enforceable against them in accordance with its terms, subject to customary exceptions.

SECTION 9.06. Payment for Consent

None of the Issuers nor any Affiliate of any Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Note Documents (or the appointment of any proxy in relation to any of the foregoing) unless such consideration is offered (subject to limitations of applicable law) to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement or proxies in relation thereto.

ARTICLE 10

Note Guarantee

SECTION 10.01. Note Guarantee.

(a) Subject to the limitations set forth in Schedule 10.1, the Guarantor hereby irrevocably Guarantees (the “Note Guarantee”), as primary obligor and not merely as surety, on a senior unsecured basis to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all payment obligations of the Issuers under this Indenture and the Notes, whether for payment of principal of, premium, or interest and all other monetary obligations of the Issuers under this Indenture or in respect of the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for payment obligations resulting from a Change of Control Triggering Event, fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that the Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) The Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by (i) the failure of any Holder, or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any Notes held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of the Guarantor, except as provided in Section 10.02(c).

(c) The Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided, such that the Guarantor’s obligations would be less than the full amount claimed. The Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers’ or the Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder. The Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against the Guarantor.

(d) The Guarantor further agrees that the Note Guarantee constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Note held for payment of the Guaranteed Obligations.

(e) [Reserved]

(f) The Guarantor agrees that the Note Guarantee shall remain in full force and effect until payment in full of the Guaranteed Obligations. Except as expressly set forth in Sections 8.01(b) and 10.02 the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

(g) The Guarantor agrees that the Note Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise unless the Note Guarantee has been released in accordance with this Indenture.

(h) Subject to the limitations set forth in Schedule 10.1, in furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of the Notes, (ii) accrued and unpaid interest on the Notes and (iii) all other monetary obligations of the Issuers to the Holders and the Trustee, including any other unpaid principal amount of such Guaranteed Obligations, accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and any Additional Amounts.

(i) The Guarantor agrees that it shall not be entitled to exercise any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 10.01.

(j) The Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(k) Upon request of the Trustee, the Guarantor shall execute and deliver such further instruments and do such further acts as the Trustee may reasonably require to carry out more effectively the purpose of this Indenture.

SECTION 10.02. [Reserved]

SECTION 10.03. Successors and Assigns

This Article 10 shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver

Neither a failure nor a delay on the part of, the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification

No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Non-Impairment

The failure to endorse the Note Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE 11

Miscellaneous

SECTION 11.01. Trust Indenture Act of 1939

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of TIA Sections 310 through 317, inclusive, through the operation of TIA Section 318(c), such imposed duties shall control.

SECTION 11.02. Noteholder Communications; Noteholder Actions

(a)Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

(b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by TIA Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

SECTION 11.03. Notices

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuers:

NXP USA, Inc.

6501 William Cannon Drive West

Austin, Texas 78735

Attention of: Legal Department

Fax: +1 (512) 895-6630

with a copy to:

NXP Semiconductors N.V.

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

Attention of: Jean Schreurs

Fax: +(31) 20 5407500

if to the Trustee, Paying Agent, Registrar or Transfer Agent:

Deutsche Bank Trust Company Americas

60 Wall Street

24th Floor

MS: NYC60-2405

New York, New York 10005

United States

Attention of:

Trust and Agency Services – NXP B.V. SF5195

Fax: +(1) 732 578 4635

Each of the Issuers or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Holder of Definitive Notes shall be in writing and shall be made by first-class mail, postage prepaid, or by hand delivery to the Holder at the Holder’s address as it appears on the registration books of the Registrar, with a copy to the Trustee.

If and so long as any Notes are represented by one or more Global Notes and ownership of book-entry interests therein are shown on the records of DTC or any successor securities clearing agency appointed by the Depositary at the request of the Issuers, notices will be delivered to such securities clearing agency for communication to the owners of such book-entry interests, delivery of which shall be deemed to satisfy the notice requirements of this Section 11.03.

Notices given by first-class mail, postage prepaid, will be deemed given seven calendar days after mailing. Notices given by publication will be deemed given on the first date on which any of the required publications is made, or if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh calendar day after being so mailed. Failure to mail, cause to be delivered or otherwise transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or sent in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.04. Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and any other matters that the Trustee may reasonably request; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with and any other matters that the Trustee may reasonably request.

SECTION 11.05. Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 11.06. When Notes Disregarded

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, the Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or the Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays

If a payment date is a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 11.09. Governing Law

This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.10. Consent to Jurisdiction and Service

The Issuers and the Guarantor irrevocably (i) agree that any legal suit, action or proceeding against the Issuers or the Guarantor arising out of or based upon this Indenture, the Notes or the Note Guarantee or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York court and (ii) waive, to the fullest extent they may effectively do so, any objection which they may now or hereafter have to the laying of venue of any such proceeding. The Company and the Guarantor have appointed NXP Funding LLC, as their authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Indenture, the Notes or the transactions contemplated hereby which may be instituted in any New York court, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Issuers represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuers and the Guarantor shall be deemed, in every respect, effective service of process upon the Issuers and the Guarantor.

SECTION 11.11. No Recourse Against Others

No director, officer, employee, incorporator or shareholder of any of the Parent, the Issuers or any of their respective Subsidiaries or Affiliates as such, will have any liability for any obligations of the Issuers under the Note Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.12. Successors

All agreements of the Issuers and the Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.13. Multiple Originals; Electronic Signatures

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The words “execution,” signed,” signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Opinion of Counsel, Definitive Note, Global Note, Note Guarantee, certificate of authentication appearing on or attached to any Note, supplemental indenture or other certificate, instrument, agreement, notice or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, and (b) all references in Section 2.03 (Execution and Authentication) or elsewhere in this Indenture or in any Definitive Note Global Note to the execution, attestation or authentication of any Note or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats.

SECTION 11.14. Table of Contents; Headings

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.15. Applicable Law; Provision of Information to Trustee

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

SECTION 11.16. Force Majeure

The Trustee, Registrar, Paying Agent and Transfer Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including, but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, epidemic, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NXP B.V.

by	/s/ Luc de Dobbeleer
Name: Luc de Dobbeleer
Title: Authorized Representative

NXP FUNDING LLC

by	/s/ Luc de Dobbeleer
Name: Luc de Dobbeleer
Title: Authorized Representative

NXP USA, INC.

by	/s/ Timothy Shelhamer
Name: Timothy Shelhamer
Title: Assistant Secretary

[Signature Page to Indenture]

NXP SEMICONDUCTORS N.V.

by	/s/ Luc de Dobbeleer
Name: Luc de Dobbeleer
Title: Authorized Representative

[Signature Page to Indenture]

3

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

by	/s/ Bridgette Casasnovas
Name: Bridgette Casasnovas
Title: Vice President

by	/s/ Jeffrey Schoenfeld
Name: Jeffrey Schoenfeld
Title: Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO THE NOTES

1. Definitions.

Capitalized terms used but not otherwise defined in this Appendix A shall have the meanings assigned to them in the Indenture. For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, DTC, in each case to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Note that does not include the Global Note Legend.

“Depositary” means DTC.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Global Note Legend” means the legend set forth under that caption in Exhibit A to the Indenture.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the applicable Depositary) or any successor person thereto.

“Private Placement Legend” means the legend set forth under that caption in Exhibit A to the Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by any Issuer to the Trustee, and (b) the Issue Date with respect to such Notes.

“Restricted Notes Legend” means the legend set forth under that caption in Exhibit A to the Indenture.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

2. The Notes.

2.1 Form and Dating.

(a) The Notes issued on the date hereof will be (i) offered and sold by the Issuers pursuant to a Purchase Agreement dated as of November 15, 2021 among the Issuers, the Parent and the initial purchasers named therein and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more purchase agreements in accordance with applicable law.

(b) Notes issued in global form will be substantially in the form of Exhibit A to the Indenture (including the Global Note Legend thereon and the “Schedule of Increases or Decreases in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A to the Indenture (but without the Global Note Legend thereon and without the “Schedule of Increases or Decreases in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2 hereof.

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) Book-Entry Provisions. This Section 2.1(f) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuers shall execute and the Trustee or an authentication agent shall, in accordance with this Section 2.1(f) and Section 2.2 and pursuant to an order of the Issuers signed by one Officer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Notes Custodian.

Members of, or participants in, DTC (“Agent Members’) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Notes Custodian or under such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and their respective Agent Members, the operation of customary practices thereof governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(g) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

2.2 Authentication. The Trustee or an authentication agent shall authenticate and make available for delivery upon a written order of an Issuer signed by one of its Officers (a) Original Notes for original issue on the date hereof in an aggregate principal amount of $2,000,000,000 and (b) subject to the terms of the Indenture, Additional Notes. Such order shall (a) specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, (b) direct the Trustee or an authentication agent to authenticate such Notes and (c) certify that all conditions precedent to the issuance of such Notes have been complied with in accordance with the terms hereof.

2.3 Transfer and Exchange of Global Notes. (a) A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by an Issuer for Definitive Notes if:

(1) an Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the U.S. Exchange Act and, in either case, a successor Depositary is not appointed by an Issuer within 120 days after the date of such notice from the Depositary;

(2) an Issuer, in its sole discretion, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and Holders have requested Definitive Notes.

Upon the occurrence of any of the preceding events in (1),(2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of the Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section or Section 2.08 or 2.10 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.3(b), (c) or (f) hereof upon prior written notice given to the Trustee by or on behalf of the Depositary.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section.

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.3(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.3(b)(1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.3(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.3(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.3(b)(2) above and:

(A) [Reserved.]

(B) [Reserved.]

(C) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (C) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (C) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(B) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(C) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof; or

(D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.3(h) hereof, and an Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.3(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.3(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) [Reserved.]

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) [Reserved.]

(B) [Reserved.]

(C) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.3(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.3(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.3(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.3(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(B) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 4 thereof;

the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (A) above, the 144A Global Note, and in the case of subparagraphs (B) and (C) above, the Regulation S Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) [Reserved.]

(B) [Reserved.]

(C) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.3(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Section 2.3(d)(1), (d)(2) or (d)(3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.3(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.3(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) [Reserved.]

(B) [Reserved.]

(C) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item 3 thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Reserved.]

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in this subsection (g) or the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE

SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.3 (and all Notes issued in exchange therefor or substitution thereof), any Regulation S Global Note and any Additional Notes issued in transactions registered with the SEC will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO APPENDIX A OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO APPENDIX A OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF AN ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange pursuant to the Indenture).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Indenture and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.3 to effect a registration of transfer or exchange may be submitted by facsimile.

EXHIBIT A-1

[FORM OF NOTE]

2.650% Senior Notes due 2032

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THEIR AUTHORIZED NOMINEE, OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

[[FOR GLOBAL NOTES ONLY] TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE CLOSING OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Note Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE

E-A-1-1

DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE ISSUERS WILL CAUSE THIS LEGEND TO BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ACCEPTANCE OF A NOTE, EACH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THE NOTES CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS, RULES OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE “SIMILAR LAWS”), OR ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (B) THE PURCHASE AND HOLDING OF THE NOTES BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

E-A-1-2

[Each Definitive Note shall bear the following additional legend:]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

E-A-1-3

Common Code. [    ]

ISIN No. [    ]

CUSIP [    ]

2.650% Senior Notes due 2032

No. __________

NXP B.V.

NXP FUNDING LLC

NXP USA, INC.

NXP B.V., a company incorporated under the laws of The Netherlands, NXP Funding LLC, a Delaware limited liability company and NXP USA, Inc., a Delaware corporation, jointly and severally promise to pay to Cede & Co. or its registered assigns, the principal sum [set forth on the Schedule of Increases or Decreases in Global Note attached hereto, subject to the adjustments listed therein]1 [of $[        ]], on February 15, 2032.

Interest Payment Dates: February 15 and August 15, commencing on February 15, 2022.

Record Dates: February 1 and August 1.

Additional provisions of this Note are set forth on the other side of this Note.

(Signature page to follow.)

[1]	Use the Schedule of Increases and Decreases language if Note is in Global Form.

E-A-1-4

IN WITNESS WHEREOF, NXP B.V., NXP Funding LLC and NXP USA, Inc. have caused this Note to be signed manually, by facsimile or electronically by their duly authorized officers.

Dated:	NXP B.V.

By:
Name:
Title:

NXP FUNDING LLC

By:
Name:
Title:

NXP USA, INC.

By:
Name:
Title:

This is one of the Notes referred to in the Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
(Authorized Signatory)

[Signature Page to Note]

E-A-1-5

[FORM OF BACK OF NOTE]

2.650% SENIOR NOTES DUE 2032

1. Interest

NXP B.V., a company incorporated under the laws of The Netherlands with its corporate seat at Eindhoven, The Netherlands (the “Company”), NXP Funding LLC, a Delaware limited liability company (“NXP Funding”) and NXP USA, Inc., a Delaware corporation (“NXP USA”, and together with NXP Funding and the Company, the “Issuers” and each an “Issuer”), jointly and severally promise to pay interest on the principal amount of this Note at the rate of 2.650% per annum. The Issuers shall pay interest semi-annually on February 15 and August 15 of each year commencing on February 15, 2022. The Issuers will make each interest payment to Holders of record of the Notes on the immediately preceding February 1 and August 1, respectively. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 30, 2021 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period shall end on (but not include) the relevant interest payment date.

2. Method of Payment

Holders must surrender Notes to the relevant Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, Additional Amounts, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, Additional Amounts, if any, and interest on the Global Notes will be payable at the specified office or agency of one or more Paying Agents; provided that all such payments with respect to Notes represented by one or more Global Notes registered in the name of or held by a nominee of DTC will be made by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.

Principal, premium, if any, Additional Amounts, if any, and interest on any Definitive Notes will be payable at the specified office or agency of one or more Paying Agents in New York, maintained for such purposes. In addition, interest on the Definitive Notes may be paid by check mailed to the person entitled thereto as shown on the register for the Definitive Notes; provided, however, that cash payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a dollar account maintained by the payee with a bank in the United States of America if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

If the due date for any payment in respect of any Note is not a Business Day at the place in which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

E-A-1-6

3. Registrar, Paying Agent and Transfer Agent

Initially, Deutsche Bank Trust Company Americas will act as Registrar, Paying Agent and Transfer Agent. The Issuers may appoint and change any Registrar, Paying Agent and Transfer Agent. The Issuers may act as Registrar, Paying Agent and Transfer Agent.

4. Indenture

The Issuers issued the Notes under the Indenture dated as of November 30, 2021 (the “Indenture”), among the Issuers, the Parent and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. In the event of a conflict, the terms of the Indenture control.

The Notes are senior obligations of the Issuers. This Note is one of the Notes referred to in the Indenture. The Notes and the Additional Notes are treated as a single class under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and their Significant Subsidiaries to, among other things, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuers to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

5. Optional Redemption

(a) At any time prior to November 15, 2031 (the date three months prior to the maturity date of the Notes), the Issuers may redeem such Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on November 15, 2031 (the date three months prior to the maturity date of the Notes), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, unpaid interest on the Notes being redeemed accrued to, but excluding, the redemption date.

(b) On or after November 15, 2031 (the date three months prior to the maturity date of the Notes), the Notes will be redeemable, in whole or in part, at any time and from time to time, at the Issuers’ option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus unpaid interest on the Notes being redeemed accrued to, but excluding, the redemption date.

E-A-1-7

(c) [Reserved]

(d) Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

6. Optional Tax Redemption

The Issuers, the Parent or a successor to an Issuer or the Parent may redeem the Notes of a series in whole, but not in part, at any time upon giving not less than 15 nor more than 60 days’ notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the tax redemption date as a result of the redemption or otherwise, if any, if a Payor determines in good faith that, as a result of:

(1) any change in, or amendment to, the law (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any change in, or amendment to, or the introduction of, an official position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), such Payor is, or on the next interest payment date in respect of the Notes of such series would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Issuers, the Parent or a successor to an Issuer or the Parent (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable but not including assignment of the obligation to make payment with respect to the Notes). In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction at November 15, 2021, such Change in Tax Law must become effective after November 15, 2021. In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after November 15, 2021, such Change in Tax Law must become effective after the date the jurisdiction becomes a Relevant Taxing Jurisdiction, unless the Change in Tax Law would have applied to the prior Relevant Taxing Jurisdiction. Notice of redemption for taxation reasons will be published in accordance with the procedures described in paragraph 8. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if a payment in respect of the Notes were then due and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuers or Successor Company will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its

E-A-1-8

right to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and (b) an opinion of an independent tax counsel of recognized standing to the effect that the relevant Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

7. Sinking Fund

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8. Notice of Redemption

At least 15 days but not more than 60 days before a date for redemption of Notes, the Issuers shall transmit a notice of redemption in accordance with Section 11.03 of the Indenture and as provided below.

If less than all of the Notes of a series are to be redeemed at any time, the Trustee or the Registrar, as applicable, will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, as certified to the Trustee or the Registrar, as applicable, by the Issuers, and in compliance with the requirements of DTC, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC, or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 will be redeemed. Neither the Trustee nor the Registrar will be liable for any selections made by it in accordance with this Section.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption, unless the redemption price is not paid on the redemption date.

9. Additional Amounts

The Obligors are required to make all payments under or with respect to the Notes or the Note Guarantee free and clear of and without withholding or deduction for or on account of any present or future Taxes unless required by law, in which case the relevant Issuer or the Guarantor will pay Additional Amounts in accordance with, and subject to the limitations of, Section 4.02 of the Indenture.

E-A-1-9

10. Repurchase of Notes at the Option of Holders upon a Change of Control Triggering Event

If the Company experiences a Change of Control Triggering Event, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Issuers to repurchase all of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to but excluding the date of repurchase as provided in, and subject to the terms of, the Indenture.

11. [Reserved]

12. Denominations; Transfer; Exchange

The Notes are in registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. In connection with any such transfer or exchange, the Indenture will require the transferring or exchanging Holder to, among other things, furnish appropriate endorsements and transfer documents, to furnish information regarding the account of the transferee at DTC, where appropriate, to furnish certain certificates and opinions, and to pay any taxes, duties and governmental charges in connection with such transfer or exchange. Any such transfer or exchange will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

13. Persons Deemed Owners

Except as provided in paragraph 2 of this Note, the registered Holder of this Note will be treated as the owner of it for all purposes.

14. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

15. Discharge and Defeasance

Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuers, among other things, deposit or cause to be deposited with the Trustee money or U.S. Government Obligations denominated in U.S. dollars in such amounts as will be sufficient for the payment of the entire Indebtedness including principal of, premium, if any, and interest on the Notes to the date of redemption or maturity, as the case may be.

16. Amendment, Waiver

The Indenture and the Notes may be amended as set forth in the Indenture.

E-A-1-10

17. Defaults and Remedies

(a) The following events constitute “Events of Default” under the Indenture: An “Event of Default” occurs if or upon:

(1) default in any payment of interest or Additional Amounts, if any, on any Note issued under the Indenture when due and payable, if that default continues for a period of 30 days, or failure to comply for 30 days with the notice provisions in connection with a Change of Control Triggering Event after such notice has become due;

(2) default in the payment of the principal amount of or premium, if any, on any Note issued under the Indenture when due at its Stated Maturity or upon optional redemption or otherwise (including the failure to pay the repurchase price for such Notes tendered pursuant to an Offer to Purchase), if that default or failure continues for a period of two days;

(3) failure to comply for 90 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in aggregate principal amount of the outstanding Notes with any of the Issuers’ or the Parent’s obligations under Article 4 or 5 of the Indenture (in each case, other than an Event of Default under Section 6.01(a)(1) or 6.01(a)(2) of the Indenture);

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or NXP Funding or a Significant Subsidiary (or the payment of which is Guaranteed by the Company or NXP Funding or a Significant Subsidiary) other than Indebtedness owed to any of the Parent, the Company or NXP Funding or a Significant Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A) is caused by a failure to pay principal at the Stated Maturity on such Indebtedness, immediately upon the expiration of the grace period provided in such Indebtedness; or

(B) results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration;

and, in each case, the aggregate principal amount of any such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates to €200.0 million or more;

(5) any of the Parent (to the extent a guarantor under any series of Notes), the Company, NXP Funding or a Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar office with respect to an event of bankruptcy, insolvency or court protection; or any receiver,

E-A-1-11

trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar office with respect to an event of bankruptcy, insolvency or court protection is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property or assets is instituted without the consent of such Person and continues undismissed or unstayed for (60) calendar days, or an order for relief is entered in any such proceeding;

(6) failure by any of the Parent, the Company, NXP Funding or a Significant Subsidiary to pay final judgments aggregating in excess of €200.0 million (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final and non-appealable; and

(7) the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture or the Parent denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the Indenture.

(b) A default under Sections 6.01(a)(3), 6.01(a)(4) or 6.01(a)(6) of the Indenture will not constitute an Event of Default until the Trustee or the Holders of 30% in aggregate principal amount of the outstanding Notes under the Indenture notify the Issuers and Trustee (as applicable) of the default and the Issuers do not cure such default within the time specified in Sections 6.01(a)(3), 6.01(a)(4) or 6.01(a)(6) of the Indenture, as applicable, after receipt of such notice.

(c) If an Event of Default (other than an Event of Default described in Section 6.01(a)(5) of the Indenture) occurs and is continuing, the Trustee by notice to any Issuer or the Holders of at least 30% in aggregate principal amount of the outstanding Notes of the applicable series of Notes under the Indenture by written notice to any Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of such series under the Indenture to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of a series of Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

18. Trustee Dealings with the Issuers

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

E-A-1-12

19. No Recourse Against Others

No director, manager, officer, employee, incorporator or shareholder of any of the Parent, any Issuer or any of its Subsidiaries or any parent company of any Issuer shall have any liability for any obligations of any Issuer or any Subsidiary with respect to the Notes or the Indenture, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

20. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually, by facsimile or electronically signs the certificate of authentication on the other side of this Note. The signature shall be conclusive evidence that the security has been authenticated under the Indenture.

Notwithstanding the above, facsimile, documents executed, authenticated, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed manual signatures for purposes of this Indenture, Notes and other related documents and all matters and instruments, agreements, documents and certificates related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as manual signatures.

The parties agree that this Indenture, the Notes or any other related document or any instrument, agreement, document or certificate necessary for the consummation of the transactions contemplated by this Indenture, the Notes or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (the “Executed Documentation”) may be accepted, executed, authenticated or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed, authenticated or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed, and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto.

When the Trustee acts on any Executed Documentation sent by electronic transmission, except where due to bad faith, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

E-A-1-13

21. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23. CUSIP Numbers, Common Codes and ISIN Numbers

The Issuers in issuing the Notes may use CUSIP Numbers, Common Codes and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP Numbers, Common Codes and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

E-A-1-14

[FORM OF ASSIGNMENT FORM]

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. No.)

(Insert assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

E-A-1-15

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

E-A-1-16

[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES]

This certificate relates to $_____________ principal amount of Notes held in (check applicable box) ☐ book-entry or ☐ definitive registered form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by the Depositary, a Definitive Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Issuers; or

(2)	☐ to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐ pursuant to an effective registration statement under the U.S. Securities Act of 1933; or

(4)

☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)

☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through DTC until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐ pursuant to Rule 144 under the U.S. Securities Act of 1933 or another available exemption from registration.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder

E-A-1-17

thereof, provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Trustee or the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Date: _____________________

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Signature:

(to be executed by an executive officer of purchaser)

E-A-1-18

[TO BE ATTACHED TO GLOBAL NOTES]

[FORM OF SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE]

The initial principal amount of this Global Note is $[•]. The following increases or decreases in this Global Note have been made:

Date of Increase/Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

E-A-1-19

[FORM OF OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.03 (Offer to Repurchase upon Change of Control Triggering Event) of the Indenture, check the box:

Change of Control ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.03 of the Indenture, state the amount (minimum amount of $2,000):

$ ___________________

Date: ___________________

Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee*:__________________________________________________________

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

E-A-1-20

EXHIBIT A-2

[FORM OF NOTE]

3.125% Senior Notes due 2042

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THEIR AUTHORIZED NOMINEE, OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

[[FOR GLOBAL NOTES ONLY] TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE CLOSING OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Note Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE

E-A-2-1

DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE ISSUERS WILL CAUSE THIS LEGEND TO BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ACCEPTANCE OF A NOTE, EACH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THE NOTES CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS, RULES OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE “SIMILAR LAWS”), OR ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (B) THE PURCHASE AND HOLDING OF THE NOTES BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

E-A-2-2

[Each Definitive Note shall bear the following additional legend:]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

E-A-2-3

Common Code. [    ]

ISIN No. [    ]

CUSIP [    ]

3.125% Senior Notes due 2042

No. __________

NXP B.V.

NXP FUNDING LLC

NXP USA, INC.

NXP B.V., a company incorporated under the laws of The Netherlands, NXP Funding LLC, a Delaware limited liability company and NXP USA, Inc., a Delaware corporation, jointly and severally promise to pay to Cede & Co. or its registered assigns, the principal sum [set forth on the Schedule of Increases or Decreases in Global Note attached hereto, subject to the adjustments listed therein]2 [of $[                ]], on February 15, 2042.

Interest Payment Dates: February 15 and August 15, commencing on February 15, 2022.

Record Dates: February 1 and August 1.

Additional provisions of this Note are set forth on the other side of this Note.

(Signature page to follow.)

[2]	Use the Schedule of Increases and Decreases language if Note is in Global Form.

E-A-2-4

IN WITNESS WHEREOF, NXP B.V., NXP Funding LLC and NXP USA, Inc. have caused this Note to be signed manually, by facsimile or electronically by their duly authorized officers.

Dated:	NXP B.V.

By:
Name:
Title:

NXP FUNDING LLC

By:
Name:
Title:

NXP USA, INC.

By:
Name:
Title:

This is one of the Notes referred to in the Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
(Authorized Signatory)

[Signature Page to Note]

E-A-2-5

[FORM OF BACK OF NOTE]

3.125% SENIOR NOTES DUE 2042

1.	Interest

NXP B.V., a company incorporated under the laws of The Netherlands with its corporate seat at Eindhoven, The Netherlands (the “Company”), NXP Funding LLC, a Delaware limited liability company (“NXP Funding”) and NXP USA, Inc., a Delaware corporation (“NXP USA”, and together with NXP Funding and the Company, the “Issuers” and each an “Issuer”), jointly and severally promise to pay interest on the principal amount of this Note at the rate of 3.125% per annum. The Issuers shall pay interest semi-annually on February 15 and August 15 of each year commencing on February 15, 2022. The Issuers will make each interest payment to Holders of record of the Notes on the immediately preceding February 1 and August 1, respectively. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 30, 2021 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period shall end on (but not include) the relevant interest payment date.

2.	Method of Payment

Holders must surrender Notes to the relevant Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, Additional Amounts, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, Additional Amounts, if any, and interest on the Global Notes will be payable at the specified office or agency of one or more Paying Agents; provided that all such payments with respect to Notes represented by one or more Global Notes registered in the name of or held by a nominee of DTC will be made by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.

Principal, premium, if any, Additional Amounts, if any, and interest on any Definitive Notes will be payable at the specified office or agency of one or more Paying Agents in New York, maintained for such purposes. In addition, interest on the Definitive Notes may be paid by check mailed to the person entitled thereto as shown on the register for the Definitive Notes; provided, however, that cash payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a dollar account maintained by the payee with a bank in the United States of America if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

If the due date for any payment in respect of any Note is not a Business Day at the place in which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

E-A-2-6

3.	Registrar, Paying Agent and Transfer Agent

Initially, Deutsche Bank Trust Company Americas will act as Registrar, Paying Agent and Transfer Agent. The Issuers may appoint and change any Registrar, Paying Agent and Transfer Agent. The Issuers may act as Registrar, Paying Agent and Transfer Agent.

4.	Indenture

The Issuers issued the Notes under the Indenture dated as of November 30, 2021 (the “Indenture”), among the Issuers, the Parent and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. In the event of a conflict, the terms of the Indenture control.

The Notes are senior obligations of the Issuers. This Note is one of the Notes referred to in the Indenture. The Notes and the Additional Notes are treated as a single class under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and their Significant Subsidiaries to, among other things, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuers to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

5.	Optional Redemption

(a) At any time prior to August 15, 2041 (the date six months prior to the maturity date of the Notes), the Issuers may redeem such Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on August 15, 2041 (the date six months prior to the maturity date of the Notes), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, unpaid interest on the Notes being redeemed accrued to, but excluding, the redemption date.

(b) On or after August 15, 2041 (the date six months prior to the maturity date of the Notes), the Notes will be redeemable, in whole or in part, at any time and from time to time, at the Issuers’ option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus unpaid interest on the Notes being redeemed accrued to, but excluding, the redemption date.

E-A-2-7

(c) [Reserved]

(d) Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

6.	Optional Tax Redemption

The Issuers, the Parent or a successor to an Issuer or the Parent may redeem the Notes of a series in whole, but not in part, at any time upon giving not less than 15 nor more than 60 days’ notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the tax redemption date as a result of the redemption or otherwise, if any, if a Payor determines in good faith that, as a result of:

(1) any change in, or amendment to, the law (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any change in, or amendment to, or the introduction of, an official position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), such Payor is, or on the next interest payment date in respect of the Notes of such series would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Issuers, the Parent or a successor to an Issuer or the Parent (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable but not including assignment of the obligation to make payment with respect to the Notes). In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction at November 15, 2021, such Change in Tax Law must become effective after November 15, 2021. In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after November 15, 2021, such Change in Tax Law must become effective after the date the jurisdiction becomes a Relevant Taxing Jurisdiction, unless the Change in Tax Law would have applied to the prior Relevant Taxing Jurisdiction. Notice of redemption for taxation reasons will be published in accordance with the procedures described in paragraph 8. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if a payment in respect of the Notes were then due and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuers or Successor Company will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its

E-A-2-8

right to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and (b) an opinion of an independent tax counsel of recognized standing to the effect that the relevant Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

7.	Sinking Fund

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8.	Notice of Redemption

At least 15 days but not more than 60 days before a date for redemption of Notes, the Issuers shall transmit a notice of redemption in accordance with Section 11.03 of the Indenture and as provided below.

If less than all of the Notes of a series are to be redeemed at any time, the Trustee or the Registrar, as applicable, will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, as certified to the Trustee or the Registrar, as applicable, by the Issuers, and in compliance with the requirements of DTC, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC, or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 will be redeemed. Neither the Trustee nor the Registrar will be liable for any selections made by it in accordance with this Section.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption, unless the redemption price is not paid on the redemption date.

9.	Additional Amounts

The Obligors are required to make all payments under or with respect to the Notes or the Note Guarantee free and clear of and without withholding or deduction for or on account of any present or future Taxes unless required by law, in which case the relevant Issuer or the Guarantor will pay Additional Amounts in accordance with, and subject to the limitations of, Section 4.02 of the Indenture.

E-A-2-9

10.	Repurchase of Notes at the Option of Holders upon a Change of Control Triggering Event

If the Company experiences a Change of Control Triggering Event, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Issuers to repurchase all of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to but excluding the date of repurchase as provided in, and subject to the terms of, the Indenture.

11. [Reserved]

12.	Denominations; Transfer; Exchange

The Notes are in registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. In connection with any such transfer or exchange, the Indenture will require the transferring or exchanging Holder to, among other things, furnish appropriate endorsements and transfer documents, to furnish information regarding the account of the transferee at DTC, where appropriate, to furnish certain certificates and opinions, and to pay any taxes, duties and governmental charges in connection with such transfer or exchange. Any such transfer or exchange will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

13. Persons Deemed Owners

Except as provided in paragraph 2 of this Note, the registered Holder of this Note will be treated as the owner of it for all purposes.

14.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

15.	Discharge and Defeasance

Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuers, among other things, deposit or cause to be deposited with the Trustee money or U.S. Government Obligations denominated in U.S. dollars in such amounts as will be sufficient for the payment of the entire Indebtedness including principal of, premium, if any, and interest on the Notes to the date of redemption or maturity, as the case may be.

16.	Amendment, Waiver

The Indenture and the Notes may be amended as set forth in the Indenture.

E-A-2-10

17.	Defaults and Remedies

(a) The following events constitute “Events of Default” under the Indenture: An “Event of Default” occurs if or upon:

(1) default in any payment of interest or Additional Amounts, if any, on any Note issued under the Indenture when due and payable, if that default continues for a period of 30 days, or failure to comply for 30 days with the notice provisions in connection with a Change of Control Triggering Event after such notice has become due;

(2) default in the payment of the principal amount of or premium, if any, on any Note issued under the Indenture when due at its Stated Maturity or upon optional redemption or otherwise (including the failure to pay the repurchase price for such Notes tendered pursuant to an Offer to Purchase), if that default or failure continues for a period of two days;

(3) failure to comply for 90 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in aggregate principal amount of the outstanding Notes with any of the Issuers’ or the Parent’s obligations under Article 4 or 5 of the Indenture (in each case, other than an Event of Default under Section 6.01(a)(1) or 6.01(a)(2) of the Indenture);

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or NXP Funding or a Significant Subsidiary (or the payment of which is Guaranteed by the Company or NXP Funding or a Significant Subsidiary) other than Indebtedness owed to any of the Parent, the Company or NXP Funding or a Significant Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A) is caused by a failure to pay principal at the Stated Maturity on such Indebtedness, immediately upon the expiration of the grace period provided in such Indebtedness; or

(B) results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration;

and, in each case, the aggregate principal amount of any such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates to €200.0 million or more;

(5) any of the Parent (to the extent a guarantor under any series of Notes), the Company, NXP Funding or a Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar office with respect to an event of bankruptcy, insolvency or court protection; or any receiver,

E-A-2-11

trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar office with respect to an event of bankruptcy, insolvency or court protection is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property or assets is instituted without the consent of such Person and continues undismissed or unstayed for (60) calendar days, or an order for relief is entered in any such proceeding;

(6) failure by any of the Parent, the Company, NXP Funding or a Significant Subsidiary to pay final judgments aggregating in excess of €200.0 million (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final and non-appealable; and

(7) the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture or the Parent denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the Indenture.

(b) A default under Sections 6.01(a)(3), 6.01(a)(4) or 6.01(a)(6) of the Indenture will not constitute an Event of Default until the Trustee or the Holders of 30% in aggregate principal amount of the outstanding Notes under the Indenture notify the Issuers and Trustee (as applicable) of the default and the Issuers do not cure such default within the time specified in Sections 6.01(a)(3), 6.01(a)(4) or 6.01(a)(6) of the Indenture, as applicable, after receipt of such notice.

(c) If an Event of Default (other than an Event of Default described in Section 6.01(a)(5) of the Indenture) occurs and is continuing, the Trustee by notice to any Issuer or the Holders of at least 30% in aggregate principal amount of the outstanding Notes of the applicable series of Notes under the Indenture by written notice to any Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of such series under the Indenture to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of a series of Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

18.	Trustee Dealings with the Issuers

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

E-A-2-12

19.	No Recourse Against Others

No director, manager, officer, employee, incorporator or shareholder of any of the Parent, any Issuer or any of its Subsidiaries or any parent company of any Issuer shall have any liability for any obligations of any Issuer or any Subsidiary with respect to the Notes or the Indenture, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

20.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually, by facsimile or electronically signs the certificate of authentication on the other side of this Note. The signature shall be conclusive evidence that the security has been authenticated under the Indenture.

Notwithstanding the above, facsimile, documents executed, authenticated, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed manual signatures for purposes of this Indenture, Notes and other related documents and all matters and instruments, agreements, documents and certificates related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as manual signatures.

The parties agree that this Indenture, the Notes or any other related document or any instrument, agreement, document or certificate necessary for the consummation of the transactions contemplated by this Indenture, the Notes or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (the “Executed Documentation”) may be accepted, executed, authenticated or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed, authenticated or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed, and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto.

When the Trustee acts on any Executed Documentation sent by electronic transmission, except where due to bad faith, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

E-A-2-13

21.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23.	CUSIP Numbers, Common Codes and ISIN Numbers

The Issuers in issuing the Notes may use CUSIP Numbers, Common Codes and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP Numbers, Common Codes and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

E-A-2-14

[FORM OF ASSIGNMENT FORM]

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. No.)

(Insert assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

E-A-2-15

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

E-A-2-16

[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES]

This certificate relates to $_____________ principal amount of Notes held in (check applicable box) ☐ book-entry or ☐definitive registered form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by the Depositary, a Definitive Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Issuers; or

(2)	☐ to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐ pursuant to an effective registration statement under the U.S. Securities Act of 1933; or

(4)

☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)

☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through DTC until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐ pursuant to Rule 144 under the U.S. Securities Act of 1933 or another available exemption from registration.

E-A-2-17

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Trustee or the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Date: _____________________

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Signature:

(to be executed by an executive officer of purchaser)

E-A-2-18

[TO BE ATTACHED TO GLOBAL NOTES]

[FORM OF SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE]

The initial principal amount of this Global Note is $[•]. The following increases or decreases in this Global Note have been made:

Date of Increase/Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

E-A-2-19

[FORM OF OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.03 (Offer to Repurchase upon Change of Control Triggering Event) of the Indenture, check the box:

Change of Control ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.03 of the Indenture, state the amount (minimum amount of $2,000):

$ ___________________

Date: ___________________

Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

E-A-2-20

EXHIBIT A-3

[FORM OF NOTE]

3.250% Senior Notes due 2051

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THEIR AUTHORIZED NOMINEE, OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

[[FOR GLOBAL NOTES ONLY] TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE CLOSING OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Note Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE

E-A-2-21

DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE ISSUERS WILL CAUSE THIS LEGEND TO BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ACCEPTANCE OF A NOTE, EACH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THE NOTES CONSTITUTES THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS, RULES OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE “SIMILAR LAWS”), OR ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (B) THE PURCHASE AND HOLDING OF THE NOTES BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

E-A-2-22

[Each Definitive Note shall bear the following additional legend:]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

E-A-2-23

Common Code. [    ]

ISIN No. [    ]

CUSIP [    ]

3.250% Senior Notes due 2051

No. __________

NXP B.V.

NXP FUNDING LLC

NXP USA, INC.

NXP B.V., a company incorporated under the laws of The Netherlands, NXP Funding LLC, a Delaware limited liability company and NXP USA, Inc., a Delaware corporation, jointly and severally promise to pay to Cede & Co. or its registered assigns, the principal sum [set forth on the Schedule of Increases or Decreases in Global Note attached hereto, subject to the adjustments listed therein]3 [of $[        ]], on November 30, 2051.

Interest Payment Dates: May 30 and November 30, commencing on May 30, 2022.

Record Dates: May 15 and November 15.

Additional provisions of this Note are set forth on the other side of this Note.

(Signature page to follow.)

[3]	Use the Schedule of Increases and Decreases language if Note is in Global Form.

E-A-2-24

IN WITNESS WHEREOF, NXP B.V., NXP Funding LLC and NXP USA, Inc. have caused this Note to be signed manually, by facsimile or electronically by their duly authorized officers.

Dated:	NXP B.V.

By:
Name:
Title:

NXP FUNDING LLC

By:
Name:
Title:

NXP USA, INC.

By:
Name:
Title:

This is one of the Notes referred to in the Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
(Authorized Signatory)

[Signature Page to Note]

E-A-2-25

[FORM OF BACK OF NOTE]

3.250% SENIOR NOTES DUE 2051

1.	Interest

NXP B.V., a company incorporated under the laws of The Netherlands with its corporate seat at Eindhoven, The Netherlands (the “Company”), NXP Funding LLC, a Delaware limited liability company (“NXP Funding”) and NXP USA, Inc., a Delaware corporation (“NXP USA”, and together with NXP Funding and the Company, the “Issuers” and each an “Issuer”), jointly and severally promise to pay interest on the principal amount of this Note at the rate of 3.250% per annum. The Issuers shall pay interest semi-annually on May 30 and November 30 of each year commencing on May 30, 2022. The Issuers will make each interest payment to Holders of record of the Notes on the immediately preceding May 15 and November 15, respectively. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from November 30, 2021 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period shall end on (but not include) the relevant interest payment date.

2.	Method of Payment

Holders must surrender Notes to the relevant Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, Additional Amounts, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, Additional Amounts, if any, and interest on the Global Notes will be payable at the specified office or agency of one or more Paying Agents; provided that all such payments with respect to Notes represented by one or more Global Notes registered in the name of or held by a nominee of DTC will be made by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.

Principal, premium, if any, Additional Amounts, if any, and interest on any Definitive Notes will be payable at the specified office or agency of one or more Paying Agents in New York, maintained for such purposes. In addition, interest on the Definitive Notes may be paid by check mailed to the person entitled thereto as shown on the register for the Definitive Notes; provided, however, that cash payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a dollar account maintained by the payee with a bank in the United States of America if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

If the due date for any payment in respect of any Note is not a Business Day at the place in which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

E-A-2-26

3.	Registrar, Paying Agent and Transfer Agent

Initially, Deutsche Bank Trust Company Americas will act as Registrar, Paying Agent and Transfer Agent. The Issuers may appoint and change any Registrar, Paying Agent and Transfer Agent. The Issuers may act as Registrar, Paying Agent and Transfer Agent.

4.	Indenture

The Issuers issued the Notes under the Indenture dated as of November 30, 2021 (the “Indenture”), among the Issuers, the Parent and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. In the event of a conflict, the terms of the Indenture control.

The Notes are senior obligations of the Issuers. This Note is one of the Notes referred to in the Indenture. The Notes and the Additional Notes are treated as a single class under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and their Significant Subsidiaries to, among other things, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuers to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

5.	Optional Redemption

(a) At any time prior to May 30, 2051 (the date six months prior to the maturity date of the Notes), the Issuers may redeem such Notes in whole or in part, at their option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed, and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on May 30, 2051 (the date six months prior to the maturity date of the Notes), not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, unpaid interest on the Notes being redeemed accrued to, but excluding, the redemption date.

(b) On or after May 30, 2051 (the date six months prior to the maturity date of the Notes), the Notes will be redeemable, in whole or in part, at any time and from time to time, at the Issuers’ option, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus unpaid interest on the Notes being redeemed accrued to, but excluding, the redemption date.

E-A-2-27

(c) [Reserved]

(d) Any redemption and notice of redemption may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

6.	Optional Tax Redemption

The Issuers, the Parent or a successor to an Issuer or the Parent may redeem the Notes of a series in whole, but not in part, at any time upon giving not less than 15 nor more than 60 days’ notice to the Holders (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the tax redemption date as a result of the redemption or otherwise, if any, if a Payor determines in good faith that, as a result of:

(1) any change in, or amendment to, the law (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any change in, or amendment to, or the introduction of, an official position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), such Payor is, or on the next interest payment date in respect of the Notes of such series would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Issuers, the Parent or a successor to an Issuer or the Parent (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable but not including assignment of the obligation to make payment with respect to the Notes). In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction at November 15, 2021, such Change in Tax Law must become effective after November 15, 2021. In the case of redemption due to such obligation to pay Additional Amounts as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after November 15, 2021, such Change in Tax Law must become effective after the date the jurisdiction becomes a Relevant Taxing Jurisdiction, unless the Change in Tax Law would have applied to the prior Relevant Taxing Jurisdiction. Notice of redemption for taxation reasons will be published in accordance with the procedures described in paragraph 8. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts if a payment in respect of the Notes were then due and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuers or Successor Company will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its

E-A-2-28

right to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and (b) an opinion of an independent tax counsel of recognized standing to the effect that the relevant Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

7.	Sinking Fund

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

8.	Notice of Redemption

At least 15 days but not more than 60 days before a date for redemption of Notes, the Issuers shall transmit a notice of redemption in accordance with Section 11.03 of the Indenture and as provided below.

If less than all of the Notes of a series are to be redeemed at any time, the Trustee or the Registrar, as applicable, will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, as certified to the Trustee or the Registrar, as applicable, by the Issuers, and in compliance with the requirements of DTC, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC, or DTC prescribes no method of selection, on a pro rata basis; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 will be redeemed. Neither the Trustee nor the Registrar will be liable for any selections made by it in accordance with this Section.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption, unless the redemption price is not paid on the redemption date.

9.	Additional Amounts

The Obligors are required to make all payments under or with respect to the Notes or the Note Guarantee free and clear of and without withholding or deduction for or on account of any present or future Taxes unless required by law, in which case the relevant Issuer or the Guarantor will pay Additional Amounts in accordance with, and subject to the limitations of, Section 4.02 of the Indenture.

E-A-2-29

10.	Repurchase of Notes at the Option of Holders upon a Change of Control Triggering Event

If the Company experiences a Change of Control Triggering Event, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Issuers to repurchase all of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to but excluding the date of repurchase as provided in, and subject to the terms of, the Indenture.

11.	[Reserved]

12.	Denominations; Transfer; Exchange

The Notes are in registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. In connection with any such transfer or exchange, the Indenture will require the transferring or exchanging Holder to, among other things, furnish appropriate endorsements and transfer documents, to furnish information regarding the account of the transferee at DTC, where appropriate, to furnish certain certificates and opinions, and to pay any taxes, duties and governmental charges in connection with such transfer or exchange. Any such transfer or exchange will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

13.	Persons Deemed Owners

Except as provided in paragraph 2 of this Note, the registered Holder of this Note will be treated as the owner of it for all purposes.

14.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

15.	Discharge and Defeasance

Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuers, among other things, deposit or cause to be deposited with the Trustee money or U.S. Government Obligations denominated in U.S. dollars in such amounts as will be sufficient for the payment of the entire Indebtedness including principal of, premium, if any, and interest on the Notes to the date of redemption or maturity, as the case may be.

16.	Amendment, Waiver

The Indenture and the Notes may be amended as set forth in the Indenture.

E-A-2-30

17.	Defaults and Remedies

(a) The following events constitute “Events of Default” under the Indenture: An “Event of Default” occurs if or upon:

(1) default in any payment of interest or Additional Amounts, if any, on any Note issued under the Indenture when due and payable, if that default continues for a period of 30 days, or failure to comply for 30 days with the notice provisions in connection with a Change of Control Triggering Event after such notice has become due;

(2) default in the payment of the principal amount of or premium, if any, on any Note issued under the Indenture when due at its Stated Maturity or upon optional redemption or otherwise (including the failure to pay the repurchase price for such Notes tendered pursuant to an Offer to Purchase), if that default or failure continues for a period of two days;

(3) failure to comply for 90 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in aggregate principal amount of the outstanding Notes with any of the Issuers’ or the Parent’s obligations under Article 4 or 5 of the Indenture (in each case, other than an Event of Default under Section 6.01(a)(1) or 6.01(a)(2) of the Indenture);

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or NXP Funding or a Significant Subsidiary (or the payment of which is Guaranteed by the Company or NXP Funding or a Significant Subsidiary) other than Indebtedness owed to any of the Parent, the Company or NXP Funding or a Significant Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A) is caused by a failure to pay principal at the Stated Maturity on such Indebtedness, immediately upon the expiration of the grace period provided in such Indebtedness; or

(B) results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration;

and, in each case, the aggregate principal amount of any such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated and remains undischarged after such 30 day period, aggregates to €200.0 million or more;

(5) any of the Parent (to the extent a guarantor under any series of Notes), the Company, NXP Funding or a Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar office with respect to an event of bankruptcy, insolvency or court protection; or any receiver,

E-A-2-31

trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar office with respect to an event of bankruptcy, insolvency or court protection is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property or assets is instituted without the consent of such Person and continues undismissed or unstayed for (60) calendar days, or an order for relief is entered in any such proceeding;

(6) failure by any of the Parent, the Company, NXP Funding or a Significant Subsidiary to pay final judgments aggregating in excess of €200.0 million (exclusive of any amounts that a solvent insurance company has acknowledged liability for), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final and non-appealable; and

(7) the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture or the Parent denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the Indenture.

(b) A default under Sections 6.01(a)(3), 6.01(a)(4) or 6.01(a)(6) of the Indenture will not constitute an Event of Default until the Trustee or the Holders of 30% in aggregate principal amount of the outstanding Notes under the Indenture notify the Issuers and Trustee (as applicable) of the default and the Issuers do not cure such default within the time specified in Sections 6.01(a)(3), 6.01(a)(4) or 6.01(a)(6) of the Indenture, as applicable, after receipt of such notice.

(c) If an Event of Default (other than an Event of Default described in Section 6.01(a)(5) of the Indenture) occurs and is continuing, the Trustee by notice to any Issuer or the Holders of at least 30% in aggregate principal amount of the outstanding Notes of the applicable series of Notes under the Indenture by written notice to any Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of such series under the Indenture to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes of a series of Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

18. Trustee Dealings with the Issuers

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

E-A-2-32

19.	No Recourse Against Others

No director, manager, officer, employee, incorporator or shareholder of any of the Parent, any Issuer or any of its Subsidiaries or any parent company of any Issuer shall have any liability for any obligations of any Issuer or any Subsidiary with respect to the Notes or the Indenture, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

20.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually, by facsimile or electronically signs the certificate of authentication on the other side of this Note. The signature shall be conclusive evidence that the security has been authenticated under the Indenture.

Notwithstanding the above, facsimile, documents executed, authenticated, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed manual signatures for purposes of this Indenture, Notes and other related documents and all matters and instruments, agreements, documents and certificates related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as manual signatures.

The parties agree that this Indenture, the Notes or any other related document or any instrument, agreement, document or certificate necessary for the consummation of the transactions contemplated by this Indenture, the Notes or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (the “Executed Documentation”) may be accepted, executed, authenticated or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed, authenticated or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed, and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto.

When the Trustee acts on any Executed Documentation sent by electronic transmission, except where due to bad faith, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

E-A-2-33

21.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23.	CUSIP Numbers, Common Codes and ISIN Numbers

The Issuers in issuing the Notes may use CUSIP Numbers, Common Codes and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP Numbers, Common Codes and ISIN numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

E-A-2-34

[FORM OF ASSIGNMENT FORM]

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. No.)

(Insert assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

E-A-2-35

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

E-A-2-36

[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES]

This certificate relates to $_____________ principal amount of Notes held in (check applicable box) ☐ book-entry or ☐ definitive registered form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by the Depositary, a Definitive Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Issuers; or

(2)	☐ to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐ pursuant to an effective registration statement under the U.S. Securities Act of 1933; or

(4)

☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)

☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through DTC until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐ pursuant to Rule 144 under the U.S. Securities Act of 1933 or another available exemption from registration.

E-A-2-37

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Trustee or the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933.

Date: _____________________

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee*:

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Signature:

(to be executed by an executive officer of purchaser)

E-A-2-38

[TO BE ATTACHED TO GLOBAL NOTES]

[FORM OF SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE]

The initial principal amount of this Global Note is $[•]. The following increases or decreases in this Global Note have been made:

Date of Increase/Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

E-A-2-39

[FORM OF OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.03 (Offer to Repurchase upon Change of Control Triggering Event) of the Indenture, check the box:

Change of Control ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.03 of the Indenture, state the amount (minimum amount of $2,000):

$ ___________________

Date: ___________________

Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee*:__________________________________________________________

*(Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

E-A-2-40

EXHIBIT B

[FORM OF CERTIFICATE OF TRANSFER]

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Attention: Transfer Department

Re: [•]% Senior Notes due 20[•] NXP B.V., NXP Funding LLC and NXP USA, Inc. (the “Notes”)

Reference is hereby made to the Senior Indenture dated November 30, 2021 among NXP B.V., NXP Funding LLC and NXP USA, Inc., as Issuers, the guarantor party thereto and Deutsche Bank Trust Company Americas, as Trustee (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Note/Notes or interest in such Note/Notes (the “Book-Entry Interest”) specified in Annex A hereto, in the principal amount of $_____________ in such Note/Notes or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transfer is Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Book- Entry Interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice was given that the Transfer was being made in reliance on Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States or any other jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Rule 144A Global Note and/or the Rule 144A Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transfer is pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any

E-B-1

Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (ii) no directed selling efforts have been made in contravention of the requirements of Regulation S under the Securities Act; (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer printed on the Regulation S Global Note and/or the Regulation S Definitive Note and contained in the Securities Act, the Indenture and any applicable securities laws of any state of the United States or any other jurisdiction.

3. ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Notes Legend.

4. ☐ Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States or any other jurisdiction; (ii) the Transferor is not (and during the three months preceding the Transfer was not) an Affiliate of any of the Issuers, (iii) at least one year has elapsed since such Transferor (or any previous transferor of such Book-Entry Interest or Definitive Note that was not an Affiliate of any of the Issuers) acquired such Book-Entry Interest or Definitive Note from the Issuers or an Affiliate of any of the Issuers, and (iv) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Rule 144A Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Rule 144A Global Note and/or the Rule 144A Definitive Note and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers and the Trustee.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: _________________________

E-B-2

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following: CHECK ONE]

(a) ☐ a Book-Entry Interest held through DTC Account No. _____, in the:

(i) ☐ Rule 144A Global Note ([CUSIP/ISIN/COMMON CODE] __________); or

(ii) ☐ Regulation S Global Note ([CUSIP/ISIN/COMMON CODE];. or

(b) ☐ a Rule 144A Definitive Note; or

(c) ☐ a Regulation S Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a Book-Entry Interest through DTC Account No. _____ in the:

(i) ☐ Rule 144A Global Note ([CUSIP/ISIN/COMMON CODE] _________); or

(ii) ☐ Regulation S Global Note ([CUSIP/ISIN/COMMON CODE] ________ or

(b) ☐ a Rule 144A Definitive Note; or

(c) ☐ a Regulation S Definitive Note.

E-B-3

EXHIBIT C

[FORM OF OFFICER’S COMPLIANCE CERTIFICATE DELIVERED PURSUANT TO SECTION 4.09 OF THE INDENTURE]

OFFICER’S COMPLIANCE CERTIFICATE OF NXP B.V.

Pursuant to Section 4.09 of the Senior Indenture dated November 30, 2021 (the “Indenture”) among NXP B.V. (the “Company”), NXP Funding LLC and NXP USA, Inc., the guarantor party thereto and Deutsche Bank Trust Company Americas, as Trustee, the undersigned, [•], [officer], of the Company, do hereby certify on behalf of the Company that:

1.

a review of the activities of the Company during the preceding fiscal year has been made under my supervision with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture; and

2.

as to the best of my knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture [or, if a Default or Event of Default shall have occurred, describe all such Defaults or Events of Default of which you have knowledge and what action the Company is taking or proposes to take with respect thereto] and to the best of my knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Additional Amounts, if any, on the Notes is prohibited [or if such event has occurred, give a description of the event and what action the Company is taking or proposes to take with respect thereto].

E-C-1

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate this [    ] day of [        ], 20[    ].

NXP B.V.

by
Name:
Title:

E-C-2